Exhibit T3C

This instrument and the rights and obligations evidenced hereby are subject to the terms and conditions of the Intercreditor Agreement (as defined below) and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement. In the event of a conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement shall govern and control.

WILLIAM LYON HOMES, INC.,

THE GUARANTORS named herein

and

U.S. BANK NATIONAL ASSOCIATION,

as Note Trustee and Collateral Trustee

INDENTURE

Dated as of February 25, 2012

12% Senior Subordinated Secured Notes due 2017

CROSS-REFERENCE TABLE

TIA Section	Indenture
310
(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08; 7.10; 12.02
(c)	N.A.
311
(a)	7.11
(b)	7.11
(c)	N.A.
312
(a)	2.06
(b)	12.03
(c)	12.03
313
(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314
(a)	4.02; 4.04; 12.02
(b)	11.06
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	11.01; 11.07; 11.08
(e)	12.05
(f)	N.A.
315
(a)	7.01(b)
(b)	7.05; 12.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.12
316
(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	8.04

TIA Section	Indenture
317
(a)(1)	6.09
(a)(2)	6.10
(b)	2.05; 7.12
318
(a)	12.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

-i-

-ii-

-iii-

-iv-

-v-

-vi-

SECTION 13.14.	Waiver of Jury Trial	103

SECTION 13.15.	Patriot Act	103

SECTION 13.16.	Intercreditor Agreement	103

EXHIBITS		Page

Exhibit A.	Form of Note	A-1

Exhibit B.	Form of Legend for Global Note	B-1

Exhibit C.	Form of Guarantee	C-1

-vii-

INDENTURE, dated as of February 25, 2012, among WILLIAM LYON HOMES, INC., a California corporation, as issuer (the “Issuer”), the Guarantors (as hereinafter defined) and U.S. BANK NATIONAL ASSOCIATION, as Note Trustee (the “Note Trustee”) and Collateral Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date (other than a Consolidated Joint Venture or a Restricted Joint Venture), Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to the Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than the Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into the Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Acquisition Indebtedness” means Indebtedness of (i) the Issuer or (ii) a Joint Venture, and guaranteed by the Issuer, the Parent or one of their respective Subsidiaries, if, in each case, the proceeds of such Indebtedness are used solely for Land Acquisition Costs; provided that (x) such Indebtedness shall be solely secured by a first priority Lien on, and not exceed 50% of the lesser of the Appraised Value on the date such Indebtedness is incurred or Land Acquisition Cost of, the Real Property collateral securing such Acquisition Indebtedness (which, in any event, shall solely be the Real Property acquired with such Indebtedness and not Issuer Real Property and (y) comply with the applicable provisions of Section 4.06(b)(xv) and clause (q) of the definition of “Permitted Liens”; provided, however, that (i) Acquisition Indebtedness that is Non-Recourse Debt need not comply with the provisions of clause (x) in the immediately preceding proviso and (ii) the Mayfield Loan shall not constitute “Acquisition Indebtedness”.

“Act of Required Noteholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Holders of a majority in aggregate outstanding principal amount of Notes then outstanding, voting together as a single class. For this purpose, Notes registered in the name of, or beneficially owned by, any of the Related Parties will be deemed not to be outstanding.

“Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of the amount by which (a) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (b) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts and all other fixed and contingent liabilities (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Guarantor under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

“Affiliate” of any Person means any other Person that directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.09, Affiliates shall be deemed to include, with respect to any Person, any other Person (a) that beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (b) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (c) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or agent for service or notices and demands.

“Aggregate Real Property” means any and all of the Issuer Real Property, the CF Property, the MF Property and the Mayfield Property.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Amenities” means, collectively, the gatehouses, maintenance sheds, golf courses, marinas, clubhouses, and swimming, tennis and other recreational facilities or types of amenities, and Improvements ancillary thereto, located at or used in connection with any Project or Asset by owners of Units or Lots.

“Appraised Value” means, with respect to PCI Released Property, the appraised value of such Real Property set forth in the most recent appraisal received by the Collateral Trustee, less, to the extent not taken into account in such appraisal, the reductive effect of any CFD Obligations, PAPA Obligations and the reasonable and customary anticipated costs of sale related to such Real Property.

“asset” means any asset or property.

“Asset” means Issuer Real Property (whether now owned or hereafter acquired) constituting a full separate product line of Units, but not just a Phase or portion of such a product line. (References to “asset” (using lower case “a”) are not to be confused with this definition of “Asset”.)

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Parent or any Restricted Subsidiary to any Person other than the Parent or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Parent or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(a) transfers of cash or Cash Equivalents;

(b) transfers of assets (including Equity Interests) that are governed by, and made in accordance with Section 5.01;

(c) Permitted Investments and Restricted Payments permitted under Section 4.07;

(d) the creation or realization of any Permitted Lien;

(e) transactions in the ordinary course of business, including, without limitation, dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (i) homes, improved land and unimproved land, whether in single or multiple lots, (ii) real estate (including related amenities and improvements), whether in single or multiple lots and (iii) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;

(f) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business; and

(g) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.0 million.

“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Board Resolution” means a copy of a resolution certified pursuant to an Officers’ Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Note Trustee.

“Building Permit” means all Entitlements (including the building permit) required under applicable law necessary to commence Vertical Construction of the contemplated type and number of single- or multi- family “for sale” residential Units and related Amenities on the applicable Issuer Real Property.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Cap Amount” means the sum of (a) the greater of (1) $[282,000,000] and (2) 65% of the Borrowing Base (as defined in the Senior Secured Term Loan Documents), (b) an aggregate principal amount not to exceed $25,000,000 for protective advances permitted under the Priority Lien Documents and (c) the amount of any accrued interest, discounts, premiums, fees and expenses added to the principal amount of the Obligations of the Issuer under the Senior Secured Term Loan Documents as part of any Priority Lien Refinancing.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(a) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;

(b) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial Bank-Watch;

(c) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not a Related Party, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(d) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above; and

(e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

“CF Owner” means Circle G at the Church Farm North Joint Venture, LLC, an Arizona limited liability company.

“CF Property” means the Real Property located in Queen Creek, Arizona, commonly known as the Church Farms property.

“CFD” means any improvement district, “Mello-Roos” district, school mitigation plan or district, community facilities district, special assessment district or similar district or any other municipal utility, levee, water improvement or similar district with respect to any Real Property.

“CFD Obligations” means the obligations, with respect to any CFD, binding upon either the Real Property subject to the CFD or the owner of the Real Property subject to the CFD.

“Collateral” means all property subject or purported to be subject, from to time, to a Lien under any Security Document.

“Collateral Trustee” means the Note Trustee in its capacity as “Collateral Trustee” under this Indenture and under the Security Documents and any successor thereto in such capacity (and/or any co-Collateral Trustee appointed pursuant to Section 11.10 hereof, as applicable).

“Consolidated Joint Venture” means a Joint Venture in existence on the Issue Date which has become or becomes a Subsidiary because of a change in GAAP relating to consolidation.

“Consolidated Joint Venture Indebtedness” means Indebtedness of Consolidated Joint Ventures included on the consolidated balance sheet of the Parent and its Restricted Subsidiaries.

“Consolidated Net Income” for any period means the net income (or loss) of the Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Parent or any of its Restricted Subsidiaries during such period;

(b) except to the extent includible in the consolidated net income of the Parent pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or (ii) the assets of such Person are acquired by the Parent or any Restricted Subsidiary;

(c) the net income of any Restricted Subsidiary (other than the Issuer) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(d) that portion of the net income of any Restricted Subsidiary (other than the Issuer) that is not a Guarantor and is not a Wholly-Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Parent or the Restricted Subsidiaries;

(e) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Parent or the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(f) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent or any Restricted Subsidiary upon (i) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Parent or any Restricted Subsidiary or (ii) any Asset Sale by the Parent or any Restricted Subsidiary; and

(g) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Parent or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (a)(ii)(4) of Section 4.07 or decreased the amount of Investments outstanding pursuant to clause (m) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (a) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries (other than Cerro Plata Associates, LLC and 242 Cerro Plata, LLC) and (b) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Control Agreement” shall mean a control agreement among the Issuer or any Guarantor, a depository bank or securities intermediary, as the case may be, the Priority Lien Collateral Agent (as applicable), and Collateral Trustee, in form and substance acceptable to Collateral Trustee.

“Core Business” means (a) the business of developing “for sale” residential Aggregate Real Property into Lots and Units, and constructing “for sale” residential Units, and selling Lots and Units; (b) business directly related thereto as undertaken on the Issue Date; and (c) other lines of business directly related to homebuilding that are approved by the Priority Lien Lenders. Core Businesses expressly excludes the ownership of Aggregate Real Property for investment, including ownership of rental Real Property, except for Aggregate Real Property, if any, used by the Issuer, the Parent or any of their respective Subsidiaries as its business offices.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Dedication” means a customary transfer by Issuer, or the granting of easements, rights of way, and licenses by Issuer, to municipalities, utility providers, municipal districts, and property owners’ associations (of a type, value and nature, and in form and content, as is customary under the circumstances) in connection with the development of a Project and shall only be for the purpose of providing streets, common areas, parks, water, waste water and sewage treatment facilities, hillside and other areas, and similar land and improvements.

“Deed of Trust” shall mean a Deed of Trust (or Mortgage), Security Agreement and Fixture Filing (With Assignment of Rents and Leases) (as amended) in form approved by the Collateral Trustee from time to time with respect to each applicable jurisdiction executed by the Issuer, as trustor, to Title Company, as trustee, and naming the Collateral Trustee as beneficiary for the benefit of itself and the Holders, creating a second (or, after the Priority Lien Obligations Payment Date (as defined in the Intercreditor Agreement), first) priority Lien on the Issuer Real Property and the Collateral situated thereon, and all rights and easements appurtenant thereto. For purposes of this Indenture, all such Deeds of Trust securing the Obligations shall be referred to individually and collectively in the singular as the “Deed of Trust.”

“Default” means (a) any Event of Default or (b) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Designation” has the meaning given to this term in Section 4.14; and “Designate” and “Designated” shall have correlative meanings.

“Designation Amount” has the meaning given to this term in Section 4.14.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes.

“Eligible Construction Lender” means, with respect to the lender of any Permitted Construction Indebtedness, an institutional lender regularly engaged in the ongoing business of making construction loans of the type made to the Issuer or Joint Venture, as the case may be, if such is made pursuant to loan documents that contain arm’s-length customary market terms substantially similar to other loans of such type, at an interest rate, fees and charges not be in excess of those customarily charged for such loans and on other terms customary for lenders in the market providing such loans, and without contingent or participating interest, equity kickers, options, warrants, or other hybrid or equity or non-straight debt features.

“Entitlements” means, for each Project or Asset, as the case may be, each and all approvals, authorizations, consents, certificates, entitlements, franchises, licenses, permits, registrations, qualifications, zoning classifications, variances and other actions and rights granted by or applications or filings with any Persons necessary or appropriate for the improvement and development of the Aggregate Real Property for single- or multi- family “for sale” residences or for the conduct of the Core Businesses.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the generation, handling, use, transport, storage, disposal or release of any materials which may adversely affect the environment or public health, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Issuer, any Guarantor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the presence, generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing

“Equity Interests” of any Person means (a) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (b) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” means, (a) all Excluded Property (as defined that certain Security Agreement, dated as of February [24], 2012, among the Issuer, the Parent, the other grantors party thereto and the Collateral Trustee, as such agreement may be amended, restated, modified or otherwise supplemented from time to time) and (b) from time to time, those assets specifically set forth on a report delivered by the Issuer to the Collateral Trustee, which assets either (x) consist of cash, Cash Equivalents or deposit accounts (I) specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Issuer’s or any Guarantor’s salaried employees in an amount not to exceed that amount payable on or prior to the next regularly scheduled payroll date for such Person’s salaried employees or (II) specially and exclusively used by Issuer or a Guarantor to collateralize obligations of Issuer or a Guarantor as account debtor under any letter of credit application or under any reimbursement arrangement with respect to a performance bond, guaranty or suretyship bond; provided that the aggregate value of any cash, Cash Equivalent or deposit accounts in respect of this clause (II) shall not exceed an amount equal to the sum of (A) the amount of deposits required by Fidelity National Title Insurance Company in connection with providing title insurance as contemplated by this Indenture and the Senior Secured Term Loan Documents not to exceed $5 million in the aggregate at any time, plus (B) cash collateral for performance bonds as necessary to support and complete projects not to exceed $12.5 million in the aggregate at any time, (y) consist of Investments in any Joint Venture, up to a maximum aggregate principal amount at any time of $45 million less prior Investments in Joint Ventures constituting Excluded Assets (as defined in the Pre-Petition Loan Agreement (as defined in the Senior Secured Term Loan Documents)) existing on the Issue Date, but after giving effect to the return of capital on any prior Investment (but not giving any credit for profit or return on such prior Investment) (such aggregate amount to be referred to herein as the “JV Excluded Amount”) or (z) consist of Real Property securing Acquisition Indebtedness or Permitted Construction Indebtedness; provided, however, that the JV Excluded Amount may be increased at any time after the second anniversary of the Issue Date by up to a maximum additional $20 million in Investments in Joint Ventures, in the aggregate (after giving effect to return of capital on any prior Investment, but not giving any credit for profit or return on such prior Investment), so long as the Borrowing Base (as defined in the Senior Secured Term Loan Documents) ratio calculated for the two fiscal quarters immediately preceding the proposed date of such Investment is less than 60% and will remain less than 60% on a pro-forma basis after giving effect to (and deducting for) such Investment.

“Existing Secured Indebtedness” means the outstanding Indebtedness on the date of this Indenture secured by the existing first priority deeds of trust on the CF Property, the San Carlos Property and the MF Property, as such Indebtedness may be extended, renewed, refinanced or replaced; provided that (i) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (other than the interest rate and fees under such refinanced Indebtedness which may be at a rate consistent with the rates and fees then prevailing in the market for similar Indebtedness for borrowers engaged in the Core Businesses and with similar credit risks as the Issuer) and (ii) the material terms and provisions of any such refinancing (including redemption, prepayment, security, default and subordination provisions) are no less favorable to CF Owner or the MF Owner, as applicable, any guarantors of such Indebtedness, and the Holders than the Indebtedness being refinanced (other than the interest rate and fees under such refinanced Indebtedness which may be at a rate consistent with the rates and fees then prevailing in the market for similar Indebtedness for borrowers engaged in the Core Businesses and with similar credit risks as the Issuer).

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Parent or a duly authorized committee thereof, as evidenced by a resolution of such board or committee.

“Final Map” means the final tract or plat map for each Project, Asset or Phase, as the case may be.

“Former Indentures” means the (a) Indenture, dated as of March 17, 2003, among the Issuer, the guarantors identified therein and U.S. Bank National Association, as trustee, as amended by the Supplemental Indenture, dated as of December 13, 2004, between Lyon East Garrison Company I, LLC, a California limited liability company, and U.S. Bank National Association, as trustee, and as further amended by the Supplemental Indenture, dated as of January 1, 2005, between The Ranch Golf Club, LLC, a California limited liability company, and U.S. Bank National Association, as trustee, as further amended, restated or supplemented from time to time; (b) Indenture, dated as of February 6, 2004, among the Issuer, the guarantors identified therein and U.S. Bank National Association, as trustee, as amended by the Supplemental Indenture, dated as of December 13, 2004, between Lyon East Garrison Company I, LLC, a California limited liability company, and U.S. Bank National Association, as trustee, and as further amended by the Supplemental Indenture, dated as of January 1, 2005, between The Ranch Golf Club, LLC, a California limited liability company and U.S. Bank National Association, as trustee, as further amended, restated or supplemented from time to time; and (c) Indenture, dated as of November 22, 2004, among the Issuer, the guarantors identified therein and U.S. Bank National Association, as trustee, as amended by the Supplemental Indenture, dated as of December 13, 2004, between Lyon East Garrison Company I, LLC, a California limited liability company, and U.S. Bank National Association, as trustee, and as further amended by the Supplemental Indenture, dated as of January 1, 2005, between The Ranch Golf Club, LLC, a California limited liability company, and U.S. Bank National Association, as trustee, as further amended, restated or supplemented from time to time.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). Notwithstanding the foregoing, the liability of a general partner for the Indebtedness of a partnership that is secured by assets of such partnership whose Fair Market Value on the Issue Date exceeds the amount of such Indebtedness shall not be deemed to be a guarantee for purposes of this definition; provided that (i) the general partner has not otherwise guaranteed or assumed such Indebtedness, (ii) such Indebtedness is not included on the balance sheet of the general partner and is not required to be so included in accordance with GAAP as in effect on the date of such determination (except, in each case in this clause (ii), if the partnership was a Joint Venture which became a Subsidiary and which was Designated as an Unrestricted Subsidiary in accordance with Section 4.14(d)), (iii) to the extent the aggregate amount of liabilities of the Parent and the Restricted Subsidiaries that would constitute guarantees but for this sentence on the date of determination exceeds $100.0 million less the aggregate amount of Indebtedness outstanding under clause (xv) of the definition of “Permitted Indebtedness” on the date of determination, then such excess shall be deemed to be guarantees by the Parent and the Restricted Subsidiaries and (iv) such partnership was in existence on the Issue Date. “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means the Parent and each Restricted Subsidiary of the Parent on the Issue Date (other than the Issuer, Circle G at the Church Farm North Joint Venture, LLC, Mountain Falls Golf Course, LLC, Lyon Mayfield, Mountain Falls, LLC and Lyon Mayfield, Inc.), and each other Person that is required to become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee. On the Issue Date, the Guarantors will be the Parent, California Equity Funding, Inc., a California corporation, PH-LP Ventures, a California corporation, Duxford Financial, Inc., a California corporation, Sycamore CC, Inc., a California corporation, Presley CMR, Inc., a California corporation, William Lyon Southwest, Inc., an Arizona corporation, PH-Rielly Ventures, a California corporation, Presley Homes, a California corporation, HSP Inc., a California corporation, PH Ventures-San Jose, a California corporation, WLH Enterprises, a California General Partnership (formerly The Ranch Golf Club Co., formerly Carmel Mountain Ranch) and Lyon East Garrison Company I, LLC, a California limited liability company.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (a) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (b) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (c) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Notes.

“Horizontal Improvements” means (i) those certain improvements on the Issuer Real Property (or beyond the boundaries thereof to the extent required by the Entitlements) for the development of the Issuer Real Property as Units or Amenities (including curbs, grading, storm and sanitary sewers, paving, sidewalks, landscaping, hardscaping, sprinklers, electric lines, gas lines, telephone lines, cable television lines, fiber optic lines, pipelines and other utilities) necessary to make the Issuer Real Property suitable for Vertical Construction of Units or Amenities, and (ii) any common area improvements to be constructed on the Issuer Real Property (or beyond the boundaries thereof to the extent required by the Entitlements) or to obtain the Entitlements for the development of the Issuer Real Property as Units or Amenities, all built by the Issuer in compliance with and permitted under all applicable laws and Entitlements.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (a) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Parent or a Restricted Subsidiary shall be deemed to have been incurred at such time and (b) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(a) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(e) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(f) all Capitalized Lease Obligations of such Person;

(g) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(h) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Parent or its Subsidiaries that is guaranteed by the Parent or the Parent’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Parent and its Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);

(i) all Attributable Indebtedness;

(j) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(k) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(l) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly-Owned Restricted Subsidiaries).

Notwithstanding the foregoing, the following shall not be considered Indebtedness: (a) earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities, (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business, (c) the liability of a general partner for the Indebtedness of a partnership that is secured by assets of such partnership whose Fair Market Value on the Issue Date exceeds the amount of such Indebtedness; provided that, in the case of this clause (c), (i) the general partner has not otherwise guaranteed or assumed such Indebtedness, (ii) such Indebtedness is not included on the balance sheet of the general partner and is not required to be so included in accordance with GAAP as in effect on the date of such determination (except, in each case in this clause (ii), if the partnership is a Joint Venture which was Designated as an Unrestricted Subsidiary in accordance with Section 4.14(d)), (iii) to the extent the aggregate amount of liabilities of the Parent and the Restricted Subsidiaries that would constitute Indebtedness but for this clause (c) on the date of determination exceeds $100.0 million less the aggregate amount of Indebtedness outstanding under clause (xv) of the definition of “Permitted Indebtedness” on the date of determination, then such excess shall be considered Indebtedness of the Parent and the Restricted Subsidiaries and (iv) such partnership was in existence on the Issue Date, (d) completion guarantees entered into in the ordinary course of business and (e) obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the lesser of (i) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (ii) the amount of the Indebtedness secured;

provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Director” means a director of the Parent who

(a) is independent with respect to the transaction at issue;

(b) does not have any material financial interest in the Parent or any of the other Related Parties (other than as a result of holding securities of the Parent or the Issuer); and

(c) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received or entered into any understanding or agreement to receive compensation, payment or other benefit, of any type or form, from the Parent or any of the Related Parties, other than (i) customary directors’ fees and indemnity and insurance arrangements for serving on the Board of Directors of the Parent or any of the Related Parties, (ii) reimbursement of out-of-pocket expenses for attendance at the Parent’s or the Related Parties’ board and board committee meetings and (iii) compensation, payment or other benefit received in the director’s, the director’s Affiliate’s or the director’s affiliated firm’s, capacity as a Holder of Notes issued under this Indenture or the Former Indentures.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Parent’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Parent and its Affiliates; provided, however, that the prior rendering of service to the Parent or an Affiliate of the Parent shall not, by itself, disqualify the advisor.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means the Intercreditor and Subordination Agreement, dated as of the date of this Indenture, among Colfin WLH Funding, LLC, in its capacity as administrative agent under the Senior Secured Term Loan Documents, the Parent, the Restricted Subsidiaries, the Note Trustee and the Collateral Trustee, as amended, supplemented or otherwise modified from time to time.

“interest” means, with respect to the Notes, interest on the Notes.

“Interest Payment Dates” means each June 15 and December 15, commencing June 15, 2012.

“Investments” of any Person means, without duplication:

(a) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(b) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(c) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(d) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (d) shall be the Designation Amount determined in accordance with Section 4.14. If the Parent or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Parent shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of the Parent. Notwithstanding the foregoing, redemptions of Equity Interests of the Parent shall be deemed not to be Investments.

“Issue Date” means February [24], 2012, the date on which the Notes are originally issued.

“Issuer” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

“Issuer Real Property” means any interest in Real Property owned or acquired by Issuer from time to time.

“Issuer Request” means any written request signed in the name of the Issuer by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Issuer and attested to by the Secretary or any Assistant Secretary of the Issuer.

“Joint Venture” means a corporation, limited liability company, partnership or other entity (other than an entity constituting a Subsidiary of the Parent) in which the Parent or any of its Subsidiaries owns, directly or indirectly, any Equity Interests.

“Land Acquisition Costs” means with respect to any land acquisition transaction the gross purchase price and customary closing costs paid by the Issuer or a Joint Venture for the Real Property acquired thereby.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Lots” means lots zoned for single- or multi- family residences for sale into which the subject Issuer Real Property is to be or has been subdivided in compliance with all laws, as set forth on a Final Map recorded in the Official Records.

“Lyon Mayfield” means Lyon Mayfield, LLC, a Delaware limited liability company.

“Mayfield Lender” means Qina, LLC, a Delaware limited liability company.

“Mayfield Loan” means a loan of up to $60,000,000 in principal amount as contemplated by the Mayfield Loan Agreement.

“Mayfield Loan Agreement” means that certain Loan Agreement, dated as of October 28, 2011, between Lyon Mayfield, as borrower, and Mayfield Lender, as lender, as modified by that certain Modification Agreement, dated as of December 18, 2011, by and among Lyon Mayfield, Mayfield Lender, and the Mayfield Loan guarantors party thereto and as such agreement may be further amended, modified, restated, refinanced or otherwise supplemented.

“Mayfield Property” means the Real Property located in the cities of Mountain View and Palo Alto, Santa Clara County, California, commonly known as the Mayfield or former Hewlett-Packard property.

“MF Owner” means Mountain Falls, LLC, a Nevada limited liability company and Mountain Falls Golf Course, LLC, a Nevada limited liability company.

“MF Property” means the Real Property located in Pahrump, Nevada, commonly known as the Mountain Falls property.

“Moody’s” means Moody’s Investors Service, Inc., and its successors; provided that any reference to a particular rating by Moody’s shall be construed to apply to the corresponding rating of any successor.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(b) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(c) amounts required to be paid to any Person (other than the Parent or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(d) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(e) appropriate amounts to be provided by the Parent or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate of the Parent delivered to the Note Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“New Preferred Shares” means the shares of Convertible Preferred Stock issued by Parent on the Issue Date convertible into shares of Class C Common Stock of Parent.

“Non-Recourse Debt” means Indebtedness:

(a) as to which neither the Issuer, the Parent or any of their respective Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) is the lender;

(b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against a Joint Venture) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Loans and the Priority Lien Obligations) of the Issuer, the Parent, any of their respective Subsidiaries or any Joint Venture to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(iii) the explicit terms of which provide there is no recourse against any of the Equity Interests or assets of the Issuer, the Parent, any of their respective Subsidiaries or any Joint Venture except as permitted by clause (q) of the definition of “Permitted Liens.”

In the event that any Non-Recourse Debt ceases to be Non-Recourse Debt for any reason, such event will be deemed to constitute an incurrence of Indebtedness by the Issuer.

“Note Creditors” has the meaning given to this term in Section 10.06.

“Note Documents” means, collectively, this Indenture, the Notes, the Note Guarantees, the Security Documents, the Intercreditor Agreement and all other agreements or instruments governing, securing or relating to any Note Obligations.

“Note Guarantee” means a guarantee by a Guarantor of the Issuer’s Obligations with respect to the Notes.

“Note Lien” means a Lien granted by Parent or any Restricted Subsidiary to the Collateral Trustee (or any other holder, or representative of holders, of Note Obligations) upon any property or assets of the Parent or any such Restricted Subsidiary to secure Note Obligations.

“Note Obligations” means the Notes and all other Obligations in respect thereof.

“Note Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Notes” means the 12% Senior Subordinated Secured Notes due 2017 issued by the Issuer treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligation” means any principal, interest (including, without limitation, any Post-Petition Interest), and premium (if any), penalties, fees, indemnification, reimbursements, costs, expenses, damages and other amounts payable under the documentation governing any Indebtedness, in each case whether or not allowed or allowable against the obligor thereof or its estate in an Insolvency Proceeding.

“Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Note Trustee from legal counsel, which counsel is reasonably acceptable to the Note Trustee, stating the matters required by Section 13.05 (and such other matters required by this Indenture) and delivered to the Note Trustee and the Collateral Trustee.

“PAPA Obligations” means any obligations affecting Real Property under any recorded or unrecorded payment, participation, development and/or performance agreements, buyback rights, bulk sale restriction agreements, repurchase options, rights of first refusal, deeds of trust securing any of the same, and /or other similar agreements, obligations or encumbrances.

“Parent” means William Lyon Homes, a Delaware corporation.

“Permitted Business” means the businesses engaged in by the Parent and its Subsidiaries on the Issue Date and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Construction Indebtedness” means (i) Permitted Issuer Construction Indebtedness and (ii) Indebtedness incurred by a Joint Venture established for the purpose of developing a single Project from an Eligible Construction Lender, which Indebtedness is Guaranteed by the Issuer, the Parent or one of their respective Subsidiaries, if the proceeds of such Indebtedness are used solely for Horizontal Improvements or Vertical Construction; provided, in each case, (w) the Issuer or Joint Venture, as the case may be, commences physical construction of all or a material portion of such Horizontal Improvements or Vertical Construction within 12 months of the date of the release of the Liens in favor of the Collateral Trustee pursuant to Article Twelve hereof on, or the date of acquisition of, the Real Property subject to such improvements, as applicable, and thereafter is diligently pursuing the completion of all such Horizontal Improvements or Vertical Construction; and (x) the principal amount of such Indebtedness is secured by a first priority lien on, and shall not in the aggregate exceed, 60% (including any Lien securing Acquisition Indebtedness) of the lesser of the Appraised Value on the date such Indebtedness is incurred or Land Acquisition Costs of, the Real Property collateral securing such Indebtedness (which, in the case of Vertical Construction, may be the Appraised Value of the Real Property collateral as developed with the proceeds of such Indebtedness), (y) shall be secured solely by the Real Property on which the Horizontal Improvements or Vertical Construction are to be made and not by Issuer Real Property and (z) shall be permitted by the terms of Section 4.06(b)(xv)(b) hereof. For purposes of this definition, commencement of construction shall mean the commencement of the actual physical construction of the Horizontal Improvements or Vertical Construction, as the case may be, and shall not be deemed to have been satisfied by the commencement of preparatory activities such as planning, surveying, entering architects, construction or other contracts or other preparatory activities or the incurrence of soft costs. For purposes of Section 4.06 and the definition of “Permitted Liens” hereof, if the Issuer or a Joint Venture incurs a single loan from the same lender providing for the acquisition and development of a single Project, such Indebtedness shall not constitute Acquisition Indebtedness but will constitute Permitted Construction Indebtedness if it meets all of the requirements set forth in this definition during the entire time that such Indebtedness is outstanding; provided, however, if the Issuer or the Joint Venture, as the case may be, fails to commence physical construction of the Horizontal Improvements or Vertical Construction within the 12-month period provided for above, or if such Indebtedness ceases to be Permitted Construction Indebtedness hereunder for any other reason, such event will be deemed to constitute an incurrence of Indebtedness, and if such Indebtedness meets the definition of Acquisition Indebtedness, the incurrence of Acquisition Indebtedness, by the Issuer or the Joint Venture as the case may be.

“Permitted Exceptions” means (i) all items shown in Schedule B Part 1 of any Title Policy delivered by the Issuer to the Collateral Trustee and which items were consented to by the Collateral Trustee; (ii) Liens granted to the Priority Lien Collateral Agent to secure the Priority Lien Obligations; (iii) Liens granted to the Collateral Trustee to secure the Obligations and (iv) all other exceptions approved in writing by the Collateral Trustee.

“Permitted Investment” means:

(a) Investments by the Parent or any Restricted Subsidiary in (i) the Issuer or any Guarantor or (ii) in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Issuer or a Guarantor;

(b) Investments in the Parent by any Restricted Subsidiary;

(c) loans and advances to directors, employees and officers of the Parent and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent not in excess of $2.0 million at any one time outstanding;

(d) Hedging Obligations incurred pursuant to Section 4.06(b)(iv);

(e) Cash Equivalents;

(f) receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(g) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h) Investments made by the Parent or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.08;

(i) lease, utility and other similar deposits in the ordinary course of business;

(j) Investments made by the Parent or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(k) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments;

(l) Investments in existence on the Issue Date;

(m) completion guarantees entered into in the ordinary course of business;

(n) Investments in Lyon Mayfield to fund development costs in accordance with the terms of the Completion Guaranty made as of October 28, 2011, by certain Persons in favor of the Mayfield Lender; and

(o) the Designation of a Subsidiary as an Unrestricted Subsidiary in accordance with Section 4.14(d).

“Permitted Issuer Construction Indebtedness” means Indebtedness incurred by the Issuer from an Eligible Construction Lender in accordance with Section 12.04 and provided that such Indebtedness (i) shall be secured solely by the applicable PCI Released Property which constitutes Real Property ready for immediate commencement or continuance of Horizontal Improvements or Vertical Construction (with ownership of the PCI Released Property required to be retained by the Issuer throughout construction and marketing and until ultimate sale), (ii) is not for any Land Acquisition Costs of any Real Property, including the PCI Released Property or other land that would become part of the Phase, Asset or Project that includes the PCI Released Property (except that reasonable land draws are permitted for use in Vertical Construction of the PCI Released Property, subject to the limitations and requirements of Section 4.06(b)(xv)), (iii) complies with the limitations in the definition of Permitted Construction Indebtedness and (iv) does not (a) contain provisions (including financial covenants, coverage ratios and restrictions on debt, transfers and encumbrances which are not complied with as a result of the existence of (or the Issuer’s compliance with) any Note Document or (b) prohibit any Net Proceeds of such Indebtedness (and the Net Available Proceeds of any sales of the PCI Released Property after any required payments on such Indebtedness) from being held in an account which is pledged to the Collateral Trustee, on behalf of the Holders, and is subject to a Control Agreement.

“Permitted Liens” means the following types of Liens:

(a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and such Liens are being contested in good faith by appropriate legal proceedings, with all potential liabilities either (i) bonded or (ii) not in excess of $1 million in the aggregate for the Issuer at any time;

(b) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(c) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(d) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(e) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent or any Restricted Subsidiary, including rights of offset and setoff;

(f) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(g) leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Parent or any Restricted Subsidiary;

(h) Liens arising from filing Uniform Commercial Code financing statements regarding leases in the ordinary course of business;

(i) Liens securing all of the Notes and Liens securing any Note Guarantee;

(j) Liens in favor of the Note Trustee and the Collateral Trustee under and as permitted by this Indenture;

(k) Liens securing Existing Secured Indebtedness;

(l) Liens in favor of the Issuer or a Guarantor;

(m) Priority Liens;

(n) [Intentionally Omitted];

(o) [Intentionally Omitted];

(p) Liens securing Purchase Money Indebtedness permitted to be incurred under this Indenture; provided that such Liens apply only to (a) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;

(q) Liens on Real Property securing Acquisition Indebtedness under Section 4.06(b)(xv)(a) provided that the sum of the following amounts for all such Acquisition Indebtedness at any one time outstanding shall not exceed $40 million: (i) the Land Acquisition Cost of the Real Property minus Acquisition Indebtedness and (ii) the aggregate of all principal paid by Issuer, the Parent, any Subsidiary or any Joint Venture with respect to outstanding Acquisition Indebtedness following the date such Acquisition Indebtedness is incurred;

(r) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Parent or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(s) Liens securing Permitted Construction Indebtedness under Section 4.06(b)(xv)(b);

(t) Pledges of the Equity Interests in a Joint Venture in connection with Non-Recourse Debt of such Joint Venture;

(u) Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);

(v) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(w) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Parent and its Subsidiaries;

(x) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Parent and its Subsidiaries or the value of such real property for the purpose of such business;

(y) Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness;

(z) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture;

(aa) Liens on PCI Released Property securing Permitted Issuer Construction Indebtedness permitted under Section 4.06(b)(xv);

(bb) Liens securing Indebtedness incurred pursuant to clause (xvi) of Section 4.06(b);

(cc) Liens securing Secured Intercompany Loans; and

(dd) Liens and other title exceptions listed as of the Issue Date on the title policies covering the real estate Collateral.

“Permitted Prior Liens” means:

(a) Liens described in clauses (m) and (r) of the definition of “Permitted Liens”;

(b) Liens described in clauses (a) and (b) of the definition of “Permitted Liens”; provided, that, in each case:

(i) such Lien consists of cash collateralization of an amount not to exceed the lower of (i) 105% of the aggregate amount of the underlying obligation, and (ii) the percentage of the aggregate amount of the underlying obligation required to be subject to such Lien under the terms of the agreement with the holder of such Lien that provides for the grant of such Lien;

(ii) such Lien is customarily required under the terms of like agreements entered into by similarly situated Persons to have priority over the security interests granted to secure the Note Obligations; and

(iii) for so long as any Priority Lien Obligations exist that have not been repaid in full, pursuant to the Senior Secured Term Loan Documents and the related Priority Lien Security Documents, such Lien is permitted to rank, and in fact ranks, prior to the security interest granted on such cash collateral to secure Indebtedness under the Senior Secured Term Loan Documents; and

(c) Liens that arise by operation of law and are not voluntarily granted, to the extent such Liens are entitled by operation of law to priority over the security interests created by the Security Documents.

“Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:

(a) as to which neither the Parent nor any Restricted Subsidiary (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender, other than, in the case of clause (i) or (ii), obligations of the Parent or any Restricted Subsidiary arising as a result of being the general partner of such Unrestricted Subsidiary to the extent such obligations do not constitute Indebtedness of the Parent or such Restricted Subsidiary in accordance with the definition of “Indebtedness”; and

(b) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Parent or any Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Personal Property” means any personal property or asset, whether tangible or intangible.

“Phase” means the Aggregate Real Property consisting of portions of assets that consist of a group of Lots or Units commonly marketed with a marketing scheme, or portions of assets including more than one such group.

“Physical Notes” means certificated Notes in registered form in substantially the form set forth in Exhibit A.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“Plans, Drawings and Specifications” means the plans, drawings and specifications for the construction of the Horizontal Improvements, Vertical Construction and/or Units, as applicable.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“Priority Lien” means a Lien by the Issuer or any Priority Lien Guarantor to the Priority Lien Collateral Agent (or any other holder, or representative of holders, of Priority Lien Obligations) upon any property or assets of the Issuer or such Guarantor to secure Priority Lien Obligations.

“Priority Lien Collateral Agent” means the collateral agent under the Priority Lien Security Documents or, after all Priority Lien Obligations in respect of the Senior Secured Term Loan Documents have been repaid in full, a single representative of all holders of Priority Liens most recently designated by the Issuer in an Officers’ Certificate delivered to the Note Trustee and Collateral Trustee or the successor of such representative in its capacity as such.

“Priority Lien Debt” means Indebtedness outstanding under the Senior Secured Term Loan Documents excluding any principal in excess of the Cap Amount.

“Priority Lien Documents” means the Senior Secured Term Loan Documents, the Priority Lien Security Documents and all other agreements governing, securing or relating to any Priority Lien Obligations (other than the Intercreditor Agreement).

“Priority Lien Guarantors” means the guarantors of the Priority Lien Obligations.

“Priority Lien Lenders” means the lenders from time to time party to the Priority Lien Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations of the Issuer or the Priority Lien Guarantors under the Priority Lien Documents with respect to the Priority Lien Debt, in each case as amended, restated, modified, supplemented, repaid, reborrowed, renewed, replaced or refinanced, in whole or in part, from time to time to time (including, without limitation, to (i) change the manner, place or terms of payment of, or extend the time of payment of, or renew or alter, the Priority Lien Obligations or any collateral security or guaranty therefor, (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Priority Lien Obligations, (iii) release any Person liable in any manner for the Priority Lien Obligations, (iv) exercise or refrain from exercising any rights against any obligor and any other Person, and/or (v) to the extent permitted in this Indenture, increase the amount of Indebtedness outstanding thereunder, in each case at any time and from time to time, without notice to or consent by the Note Trustee, the Collateral Trustee, the Parent, any Restricted Subsidiary or any Guarantor and without incurring responsibility or liability to any such Person and without impairing or releasing the subordination provided in the Intercreditor Agreement).

“Priority Lien Refinancing” means and includes, with respect to the Priority Lien Documents and the Priority Lien Obligations, any amendment, restatement, modification, supplement, extension, repayment, reborrowing, renewal, replacement or refinancing, in whole or in part, thereof.

“Priority Lien Security Documents” means one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Priority Lien upon property owned or to be acquired by the Issuer or any Guarantor in favor of any holder or holders of Priority Lien Obligations, or any trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations, in each case, as amended, restated, modified, supplemented, renewed, replaced or refinanced, in whole or in part, from time to time.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Project” means (a) an Asset which is not part of a group in clause (b) of this sentence or (b) a group of two (2) or more Assets in the same geographic area (which in the case of either (a) or (b) share(s) common areas and Amenities).

“Property Entity” means CF Owner, MF Owner and Lyon Mayfield.

“Purchase Contract” means any purchase and sale agreement or other agreement entered into by Issuer, as seller, and a purchaser for the purchase and sale of any Issuer Real Property.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Parent or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (i) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (ii) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (iii) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Parent or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Parent other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Parent or financed, directly or indirectly, using funds (i) borrowed from the Parent or any Subsidiary of the Parent until and to the extent such borrowing is repaid or (ii) contributed, extended, guaranteed or advanced by the Parent or any Subsidiary of the Parent (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Real Property” means any interest in land including any improvements situated thereon.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“Redesignation” has the meaning given to such term in Section 4.14(f).

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Parent or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by the Parent or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(a) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(b) the Refinancing Indebtedness is scheduled to mature either (i) no earlier than the Refinanced Indebtedness being repaid or amended or (ii) after the maturity date of the Notes;

(c) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(d) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured;

provided further, that the foregoing restrictions shall not apply to the refinancing of the Obligations under the Senior Secured Term Loan Documents, which refinancing shall be governed by the Intercreditor Agreement.

“Related Parties” means Parent and the Issuer and their respective Subsidiaries, the holders of Parent’s Class B Common Stock and their Affiliates and the holders of Parent’s Class D Common Stock.

“Responsible Officer” when used with respect to the Note Trustee, means an officer or assistant officer assigned to the corporate trust department of the Note Trustee (or any successor group of the Note Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Joint Venture” means a partnership formed after the Issue Date which, at the time of its formation, constituted a Joint Venture (whether or not it subsequently becomes a Restricted Subsidiary) and of which the Issuer or any Guarantor is a general partner, to the extent that (i) the Indebtedness of such partnership is secured by assets whose Fair Market Value on the date of determination exceed the amount of such Indebtedness and (ii) the general partner has not otherwise guaranteed or assumed such Indebtedness.

“Restricted Payment” means any of the following:

(a) the declaration or payment of any dividend or any other distribution on Equity Interests of the Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding (i) dividends or distributions payable solely in Qualified Equity Interests and (ii) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(b) the redemption of any Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding any such Equity Interests held by the Parent or any Restricted Subsidiary;

(c) any Investment other than a Permitted Investment; or

(d) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning given to such term in of Section 4.07(a)(ii).

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“RMV Purchase Agreement” means that certain Purchase and Sale, and Security Agreement, dated November 15, 2011, by and between the Issuer, as purchaser, and Lyon Rancho, LLC, a Delaware limited liability company, as seller.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors; provided, that any reference to a particular rating by S&P shall be construed to apply to the corresponding rating of any successor.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“San Carlos Property” means the Real Property located in Irvine, California commonly known as the San Carlos Court at Portola Springs project.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Parent.

“Secured Intercompany Loan” means a Credit Advance made by the Issuer in accordance with the terms and conditions of Section 4.07(b)(viii).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements and all related agreements and instruments, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by this Indenture, in each case which are subject to the terms and conditions of the Intercreditor Agreement.

“Senior Secured Term Loan Documents” means the Amended and Restated Senior Secured Term Loan Agreement, dated as of the Issue Date, by and among the Issuer, Colfin WLH Funding, LLC, as administrative agent, and Colfin WLH Funding, LLC, as arranger, and the lenders party thereto or their assigns, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, supplemented, renewed, replaced or refinanced, in whole or in part, from time to time (including, without limitation, to (i) change the manner, place or terms of payment of, or extend the time of payment of, or renew or alter, the Priority Lien Obligations or any collateral security or guaranty therefor, (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Priority Lien Obligations, (iii) release any Person liable in any manner for the Priority Lien Obligations, (iv) exercise or refrain from exercising any rights against any obligor and any other Person, and/or (v) to the extent permitted in this Indenture, increase the amount of Indebtedness outstanding thereunder, in each case at any time and from time to time, without notice to or consent by the Note Trustee, the Collateral Trustee, the Parent, any Restricted Subsidiary or any Guarantor and without incurring responsibility or liability to any such Person and without impairing or releasing the subordination provided in the Intercreditor Agreement).

“Significant Subsidiary” means (a) any Restricted Subsidiary (other than the Issuer) that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (b) any Restricted Subsidiary (other than the Issuer) that, when aggregated with all other Restricted Subsidiaries (other than the Issuer) that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(g) or (h) has occurred and is continuing, would constitute a Significant Subsidiary under clause (a) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity that is or is required to be consolidated in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent.

“Subsidiary Guarantor” means any Guarantor other than the Parent.

“Title Company” means Fidelity National Title Insurance Company or Chicago Title Insurance Company.

“Title Policy” means Extended Coverage American Land Title Association loan policies of title insurance (2006 form with the creditors rights exception deleted (if such a deletion is available) and with the arbitration provisions deleted and with similar endorsements as provided to the Priority Lien Collateral Agent and such other endorsements as may be reasonably required by the Collateral Trustee) for each Deed of Trust, and which shall provide coverage (including mechanics’ lien coverage) satisfactory to the Collateral Trustee and insure the Deed of Trust as a second (or, after the Priority Lien Obligations Payment Date, first) Lien on the Project, subject only to Permitted Exceptions.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Units” means single- or multi- family “for sale” residences whether Vertical Construction thereof has commenced or been completed, wholly owned held by Issuer for sale in the ordinary course of business, and in which the rights of ownership and occupancy are to be sold by Issuer other than on a time-sharing or periodic basis, and each Unit shall include the Lot that the Unit has been or will be built upon.

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in accordance with Section 4.14 and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Vertical Construction” means the vertical construction, after all Entitlements for such construction including the Building Permit has been obtained, of Units or Amenities on the Issuer Real Property by the Issue in compliance with and permitted under all applicable laws and Entitlements.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly-Owned Restricted Subsidiaries.

“WL Southwest” means William Lyon Southwest, Inc., an Arizona corporation.

SECTION 1.02. Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Affiliate Transaction”	4.09
“Agent Members”	2.16(a)
“Covenant Defeasance”	9.03
“Credit Advance”	4.07(b)(viii)
“Designation”	4.14
“Designation Amount”	4.14
“Events of Default”	6.01
“Global Notes”	2.16(a)
“Legal Defeasance”	9.02
“Mortgage Subsidiary”	4.06(b)(xiii)
“Paying Agent”	2.04(a)
“PCI Release”	12.01(b)(ii)
“PCI Released Property”	12.01(b)(ii)
“Standard Release”	12.01(b)(ii)
“Standard Retail Sale”	12.01(b)(ii)
“Permitted Indebtedness”	4.06(b)
“PIK Interest”	Exhibit A
“Redesignation”	4.14(f)
“Registrar”	2.04(a)
“Successor”	5.01(a)(i)(2)
“transfer”	Definition of “Asset Sale”

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

(a) Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

(i) “indenture securities” means the Notes.

(ii) “indenture securityholder” means a Holder.

(iii) “indenture to be qualified” means this Indenture.

(iv) “indenture trustee” or “institutional trustee” means the Note Trustee.

(v) “obligor on the indenture securities” means the Issuer, the Guarantors or any other obligor on the Notes.

(b) All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.04. Rules of Construction.

(a) Unless the context otherwise requires:

(i) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(ii) “or” is not exclusive;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) words used herein implying any gender shall apply to both genders;

(v) “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

(vi) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer; and

(vii) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

ARTICLE TWO

THE NOTES

SECTION 2.01. Amount of Notes.

(a) The Note Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $75,000,000, upon a written order of the Issuer in the form of an Officers’ Certificate of the Issuer. The Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated.

(b) Upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Note Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer.

SECTION 2.02. Form and Dating.

(a) The Notes and the Note Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Each Note shall be dated the date of its authentication.

(b) On each Interest Payment Date, the Note Trustee shall increase the principal amount of the outstanding Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole cent) as provided in writing by the

Company in an Officers’ Certificate delivered to the Note Trustee pursuant to Section 4.01, to the credit of the Holders on the relevant record date and an adjustment shall be made on the books and records of the Note Trustee with respect to such Notes to reflect such increase.

(c) The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Note Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

(d) The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

(a) Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

(b) If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Note Trustee authenticates the Note, the Note shall be valid nevertheless.

(c) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Note Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Note Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(d) The Note Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Note Trustee may do so. Each reference in this Indenture to authentication by the Note Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

(e) The Notes shall be issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof.

SECTION 2.04. Registrar and Paying Agent.

(a) The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. The Issuer may change any Paying Agent or Registrar without prior notice to the Note Trustee or the Holders. Neither the Issuer nor any Affiliate thereof may act as Paying Agent.

(b) The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Note Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Note Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

(c) The Issuer initially appoints the Note Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05. Paying Agent To Hold Money in Trust.

(a) Each Paying Agent shall hold in trust for the benefit of the Holders or the Note Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Note Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Note Trustee and account for any funds disbursed and the Note Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(a) or (b), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Note Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Note Trustee.

SECTION 2.06. Holder Lists.

(a) The Note Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Note Trustee is not the Registrar, the Issuer shall furnish to the Note Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Note Trustee may request in writing, a list in such form and as of such date as the Note Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.07. Transfer and Exchange.

(a) Subject to Section 2.16, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Note Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

(b) Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

(c) Each Holder of a Note agrees to indemnify the Issuer and the Note Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

(d) Except as expressly provided herein, neither the Note Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal or state securities laws.

SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or the Note Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Note Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Note Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Note Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Note Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note and the Note Trustee may charge the Issuer for the Note Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09. Outstanding Notes.

(a) The Notes outstanding at any time are all Notes that have been authenticated by the Note Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Note Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because a Related Party holds the Note.

(b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Note Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

(c) If the Paying Agent holds, in its capacity as such, on any maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by a Related Party shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Note Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Note Trustee has received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Note Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not a Related Party.

SECTION 2.11. Temporary Notes. Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Note Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Note Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation. The Issuer at any time may deliver Notes to the Note Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Note Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Note Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Notes. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Note Trustee for cancellation.

SECTION 2.13. Defaulted Interest. If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Note Trustee. At least 10 days before such special record date, the Issuer shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Note Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Note Trustee.

SECTION 2.14. CUSIP Number. The Issuer in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Note Trustee of any such CUSIP number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15. Deposit of Moneys. Prior to 10:00 a.m., New York City time, on each Interest Payment Date and maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Note Trustee to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

(a) The Notes issued on the Issue Date initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes shall bear legends as set forth in Exhibit B. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member), and (ii) be delivered to the Note Trustee as custodian for such Depository. Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Note Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Note Trustee and any agent of the Issuer or the Note Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Note Trustee or any agent of the Issuer or the Note Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuer (and the Issuer notifies the Note Trustee) that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act and the Issuer thereupon fails to appoint a successor depository, (ii) the Issuer, at its option, notifies the Note Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar and Depository shall (if one or more Physical Notes are to be issued) reflect on their respective books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Note Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Note Trustee for cancellation, and the Issuer shall execute, and the Note Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Note Trustee. If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Note Trustee) but not more than 65 days before the Redemption Date, the Issuer shall notify the Note Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Note Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Note Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02. Selection by Note Trustee of Notes To Be Redeemed. In the event that less than all of the Notes are to be redeemed pursuant to a redemption made pursuant to paragraph 5 of the Notes, selection of the Notes for redemption shall be made by the Note Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Note Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1.00 or less shall be redeemed in part. If a partial redemption is made pursuant to paragraph 5 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Note Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited. The Note Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Note Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1.00. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03. Notice of Redemption.

(a) At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

(b) The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

(i) the Redemption Date;

(ii) the redemption price and the amount of premium and accrued interest to be paid;

(iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(iv) the name and address of the Paying Agent;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(vii) the provision of paragraph 5 of the Notes, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

(viii) the aggregate principal amount of Notes that are being redeemed.

(c) At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given, the Note Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense. Any defect in or any failure to give notice of redemption prescribed by this paragraph shall not affect the validity of the proceedings for the redemption of any Note.

SECTION 3.04. Effect of Notice of Redemption. Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a legal holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05. Deposit of Redemption Price.

(a) On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Note Trustee for cancellation.

(b) On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Note Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

(a) The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Note Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

(b) PIK Interest shall be considered paid on the date due if on such date the Note Trustee has received an Officers’ Certificate from the Company instructing the Note Trustee to increase the principal amount of the outstanding Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole cent).

(c) The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Reports to Holders.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Parent shall furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):

(i) commencing with the quarter ending June 30, 2012, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file these reports.

(b) In addition, whether or not required by the SEC, the Parent shall file a copy of all of the information and reports referred to in clauses (a)(i) and (ii) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. For so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.03. Waiver of Stay, Extension or Usury Laws. Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Note Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04. Compliance Certificate.

(a) The Issuer shall deliver to the Note Trustee and the Collateral Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and the Guarantors is taking or propose to take with respect thereto.

(b) The Issuer and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Note Trustee and the Collateral Trustee, forthwith upon any Officer becoming aware of any Default, an Officers’ Certificate specifying such Default and what action the Issuer and the Guarantors are taking or propose to take with respect thereto.

(c) The Issuer’s fiscal year currently ends on December 31. The Issuer will provide written notice to the Note Trustee of any change in its fiscal year.

SECTION 4.05. Taxes. The Issuer and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06. Limitations on Additional Indebtedness.

(a) [Intentionally Omitted].

(b) So long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(i) [Intentionally Omitted];

(ii) the Notes and the Note Guarantees issued on the Issue Date, and any Note Guarantees issued after the Issue Date pursuant to Section 4.12 hereof;

(iii) Existing Secured Indebtedness;

(iv) Indebtedness of the Parent and the Restricted Subsidiaries under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.06, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(v) Indebtedness of the Parent owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Parent or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Parent or the Issuer owed to a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Parent or the Issuer’s obligations under this Indenture and the Notes and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Parent or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (v);

(vi) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Parent or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Parent or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(vii) Purchase Money Indebtedness incurred by the Parent or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $5.0 million;

(viii) [Intentionally Omitted];

(ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(x) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xi) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (ii) or (iii) above or this clause (xi);

(xii) the guarantee by the Parent or any Restricted Subsidiary of Indebtedness (other than Indebtedness incurred pursuant to clause (xiii) or (xv) hereof) of a Restricted Subsidiary, in the case of the Parent, or of the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary, in either case, that was permitted to be incurred by another provision of this covenant;

(xiii) Indebtedness of any Restricted Subsidiary engaged primarily in the mortgage origination and lending business (a “Mortgage Subsidiary”) under warehouse lines of credit and repurchase agreements, and Indebtedness secured by mortgage loans and related assets of such Restricted Subsidiary, in each case incurred in the ordinary course of such business; provided that the only legal recourse for collection of obligations owing on such Indebtedness is against such Restricted Subsidiary, any other Mortgage Subsidiary and their respective assets;

(xiv) [Intentionally Omitted];

(xv) Other Indebtedness that satisfies each of the following conditions (“Other Permitted Indebtedness”):

(a) Subject to Section 4.06(b)(xv)(c)-(g), Acquisition Indebtedness;

(b) Subject to Section 4.06(b)(xv)(c)-(g), Permitted Construction Indebtedness;

(c) All Acquisition Indebtedness and Permitted Construction Indebtedness shall not exceed in the aggregate at any one time outstanding $100 million of principal amount (including interest that is payable in kind and added to the principal amount thereof), which $100 million aggregate limit shall be reduced dollar-for-dollar by the outstanding principal amount (including interest that is payable in kind and added to the principal amount thereof) on any outstanding Existing Secured Indebtedness and the unsecured Indebtedness referred to in Section 4.06(b)(xvii) below; provided, however, Acquisition Indebtedness constituting Non-Recourse Debt shall not count against such $100 million limitation;

(d) All Acquisition Indebtedness shall not exceed in the aggregate at any one time outstanding $20 million of principal amount (including interest that is payable in kind and added to the principal amount thereof); provided, however, Acquisition Indebtedness constituting Non-Recourse Debt shall not count against such

$20 million limitation. For clarification purposes, the outstanding principal balance (including interest that is payable in kind and added to the principal amount thereof) of Acquisition Indebtedness referred to in this Section 4.06(b)(xv)(d) shall be included for purposes of applying the limitations referred to in this Section 4.06(b)(xv)(d) and Section 4.06(b)(xv)(c);

(e) All Acquisition Indebtedness and Permitted Construction Indebtedness shall be made by a lender that is not an Affiliate of the Issuer, any Guarantor or any Joint Venture;

(f) Acquisition Indebtedness and Permitted Construction Indebtedness shall be permitted only if at the time of each closing and funding of any such Indebtedness, no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default shall occur as a result of the incurrence of such Indebtedness or the release of any Liens in connection therewith; and

(g) The Liens securing the Acquisition Indebtedness are permitted pursuant to clause (q) of the definition of “Permitted Liens”.

(xvi) Indebtedness in respect of taxes, assessments, governmental charges, and claims for labor, materials or supplies, to the extent that payment thereof is not yet due or is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor and is maintained in accordance with GAAP;

(xvii) Indebtedness of the Issuer or any Guarantor that is unsecured in an aggregate amount not to exceed $50 million to be used by the Issuer or the Parent for general working capital purposes, provided that any such Indebtedness incurred by the Issuer or the Parent under this clause (xvii) shall reduce the amount of Indebtedness available to be borrowed under clause (xv) on a dollar for dollar basis; and

(xviii) The Mayfield Loan.

For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xviii) above, the Parent shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Priority Lien Obligations shall be deemed to have been incurred pursuant to the following paragraph.

Notwithstanding the above, and regardless of whether a Default shall have occurred and be continuing at the time, or as a consequence of the incurrence thereof, the Priority Lien Obligations (whether existing on the Issue Date or incurred thereafter) shall constitute Permitted Indebtedness hereunder.

SECTION 4.07. Limitations on Restricted Payments.

(a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(i) a Default shall have occurred and be continuing or shall occur as a consequence thereof; or

(ii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (b)(ii), (iii) or (v) below), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(1) 50% of Consolidated Net Income for the period (taken as one accounting period) from the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(2) 100% of the aggregate net cash proceeds received by the Parent either (x) as contributions to the common equity of the Parent after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than to the extent any such proceeds are used to redeem Notes in accordance with paragraph 5 of the Notes, plus

(3) the aggregate amount by which Indebtedness of the Parent or any Restricted Subsidiary is reduced on the Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) of Indebtedness issued subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange), plus

(4) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (a) the return of capital with respect to such Investment and (b) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(5) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (including, for the avoidance of doubt, any Joint Venture becoming a Consolidated Joint Venture which is a Restricted Subsidiary), the lesser of (a) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (b) the aggregate amount of the Parent’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (ii) and were not previously repaid or otherwise reduced.

(b) The foregoing provisions will not prohibit:

(i) the payment by the Parent or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(ii) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(iii) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Parent or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.06 and the other terms of this Indenture;

(iv) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year;

(v) (a) regularly scheduled cash distributions in respect of the New Preferred Shares not to exceed 4% per annum; and (b) distributions of any accrued and unpaid dividends in respect of the New Preferred Shares that have accrued at a rate not to exceed 6% per annum, reduced by the amount of distributions paid in cash, upon conversion of the New Preferred Shares;

(vi) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represents a portion of the exercise price thereof;

(vii) [Intentionally Omitted]; or

(viii) to the extent constituting a Restricted Payment, Investments by the Issuer in MF Owner or CF Owner unless: (a)(i) such Investment is in the form of a loan or extension of credit (a “Credit Advance”); (ii) the borrower under such Credit Advance is either MF Owner or CF Owner; (iii) such Credit Advance is evidenced by one or more promissory notes or accounted for as an intercompany receivable on the books and records of the Issuer in accordance with GAAP; (iv) such Credit Advance is made solely to repay, in its entirety, and terminate the Existing Secured Indebtedness of MF Owner or CF Owner, as applicable; (v) such Credit Advance is made directly to the lender, agent or trustee under such Existing Secured Indebtedness pursuant to a payoff letter or demand letter pursuant to which such lender, agent or trustee has agreed to release its Liens on the MF Property or CF Property, as applicable, upon receipt of the amounts set forth in such letter; (vi) the documentation evidencing such Credit Advance, including the secured promissory notes, shall provide that the proceeds from any asset sale (including the sale of Lots and Units) by MF Owner or CF Owner shall be paid directly to the Issuer; (g) the Issuer, for the benefit of the Collateral Trustee and as security for MF Owner’s or CF Owner’s obligations under such Credit Advance, is granted a first priority perfected Lien on all assets (including all Real Property and Personal Property) of MF Owner or CF Owner, as applicable; and (h) subject to the Intercreditor Agreement, the Collateral Trustee, for itself and the Holders, is granted a second (or, after the Priority Lien Obligations Payment Date, first) priority perfected lien in the Issuer’s right, title and interest in and to the Credit Advance, the promissory note or notes issued in connection therewith and an assignment of all collateral pledged by MF Owner or CF Owner, as applicable, in connection with such Credit Advance or (b) such Investment is made in either MF Owner or CF Owner and does not exceed an amount necessary to service the Existing Secured Indebtedness of MF Owner or CF Owner, as applicable and to pay operating expenses of MF Owner or CF Owner, as applicable;

provided that no issuance and sale of Qualified Equity Interests pursuant to clause (b)(ii) or (b)(iii) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

SECTION 4.08. Limitations on Asset Sales.

(a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless such Asset Sale is permitted under the terms of the Senior Secured Term Loan Documents or:

(i) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(ii) at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

(b) For purposes of clause (a)(ii), the following shall be deemed to be cash:

(i) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Parent or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(ii) the amount of any obligations received from such transferee that are within 60 days converted by the Parent or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(iii) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) received by the Parent or any Restricted Subsidiary to be used by it in the Permitted Business.

(c) If at any time any non-cash consideration received by the Parent or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.08.

(d) If the Parent or any Restricted Subsidiary engages in an Asset Sale, the Parent or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(i) repay, whether as a mandatory or optional prepayment, any Indebtedness under the Senior Secured Term Loan Documents;

(ii) repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

(iii) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) to be used by the Parent or any Restricted Subsidiary in the Permitted Business.

SECTION 4.09. Limitations on Transactions with Affiliates.

(a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that may have been obtained in a comparable transaction at such time on an arm’s-length basis by the Parent or that Restricted Subsidiary from a Person that is not an Affiliate of the Parent or that Restricted Subsidiary; and

(ii) the Parent delivers to the Note Trustee:

(1) with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary in excess of $2.0 million, an Officers’ Certificate of the Parent certifying that such Affiliate Transaction complies with clause (a)(i) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(2) with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary of $10.0 million or more, the certificates described in the preceding clause (a)(ii)(1) and (A) a written opinion as to the fairness of such Affiliate Transaction to the Parent or such Restricted Subsidiary from a financial point of view or (B) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

(b) The foregoing restrictions shall not apply to

(i) transactions exclusively between or among (1) the Parent and one or more Restricted Subsidiaries or (2) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Parent (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(ii) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements;

(iii) the allocation of employee services among the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent);

(iv) loans and advances permitted by clause (c) of the definition of “Permitted Investments”;

(v) any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (a)(i) of the first paragraph of this Section 4.09) or any transaction contemplated thereby;

(vi) Restricted Payments which are made in accordance with Section 4.07 and Permitted Investments (other than any Permitted Investment made in accordance with clause (m) of the definition of “Permitted Investments” to the extent that such Permitted Investment is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or stockholder of the Parent beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Parent));

(vii) licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent);

(viii) sales or other dispositions of Qualified Equity Interests for cash by the Parent to an Affiliate;

(ix) an agreement under which the Issuer, or, as applicable, a Joint Venture, incurs no more than $60 million of Indebtedness in the aggregate in connection with the development of the Mayfield Property; or

(x) a transaction contemplated by the RMV Purchase Agreement.

SECTION 4.10. Limitations on Liens. The Parent and the Issuer will not, and the Parent and Issuer will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset (other than Excluded Assets) now owned or hereafter acquired by the Parent, the Issuer or any of the Restricted Subsidiaries or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom (whether then held by it or to be acquired by it at a future time), except Permitted Liens; provided that no such Permitted Lien shall rank prior to the Note Liens other than a Permitted Prior Lien.

SECTION 4.11. Conduct of Business. The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

SECTION 4.12. Additional Note Guarantees. If, after the Issue Date, (x) the Parent or any Restricted Subsidiary shall acquire or create another Subsidiary (other than (1) a Subsidiary that has been designated an Unrestricted Subsidiary, (2) a Joint Venture that has become a Restricted Subsidiary because of a change in GAAP relating to consolidation and (3) any Subsidiary that is a project financed special purpose entity) or (y) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, unless the Issuer’s and all of the Guarantor’s Obligations under the Senior Secured Term Loan Documents have not been repaid or refinanced, and the lenders under the Senior Secured Term Loan Documents do not receive a guaranty from such Restricted Subsidiary, the Parent shall cause such Restricted Subsidiary to:

(a) execute and deliver to the Note Trustee (1) a supplemental indenture in form and substance satisfactory to the Note Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture and (2) a notation of guarantee in respect of its Note Guarantee; and

(b) deliver to the Note Trustee one or more Opinions of Counsel that such supplemental indenture (1) has been duly authorized, executed and delivered by such Restricted Subsidiary and (2) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Notwithstanding anything to the contrary contained herein, at all times while any obligations under the Senior Secured Term Loan Documents remain outstanding, to the extent a Subsidiary has guaranteed such obligations under the Senior Secured Term Loan Documents, the Parent shall cause such Subsidiary to comply with the provisions of clauses (a) and (b) of this Section 4.12.

SECTION 4.13. Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries. The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Issuer) to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Parent or any other Restricted Subsidiary; or

(c) transfer any of its assets to the Parent or any other Restricted Subsidiary; except for:

(i) encumbrances or restrictions existing under or by reason of applicable law;

(ii) encumbrances or restrictions existing under this Indenture, the Notes, the Security Documents, the Note Guarantees and the Senior Secured Term Loan Documents;

(iii) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(iv) encumbrances or restrictions existing under agreements existing on the date of this Indenture (including, without limitation, the Senior Secured Term Loan Documents) as in effect on that date;

(v) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(vi) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

(vii) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;

(viii) encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(ix) customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

(x) Purchase Money Indebtedness incurred in compliance with Section 4.06 that impose restrictions of the nature described in clause (c) above on the assets acquired;

(xi) [Intentionally Omitted];

(xii) customary restrictions in other Indebtedness incurred in compliance with Section 4.06, provided that such restrictions, taken as a whole, are, in the good faith judgment of the Parent’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (vi) above; and

(xiii) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such amendments or refinancings are, in the good faith judgment of the Parent’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

SECTION 4.14. Limitations on Designation of Unrestricted Subsidiaries.

(a) The Parent may designate any Subsidiary of the Parent (other than the Issuer) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(ii) the Parent would be permitted to make, at the time of such Designation, (1) a Permitted Investment or (2) an Investment pursuant to Section 4.07(a) above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent’s proportionate interest in such Subsidiary on such date.

(b) No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(i) has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

(ii) is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (1) are no less favorable to the Parent or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent or such Restricted Subsidiary or (2) would be permitted as (A) an Affiliate Transaction under and in compliance with Section 4.09, (B) an Asset Sale under and in compliance with Section 4.08, (C) a Permitted Investment or (D) an Investment under and in compliance with Section 4.07;

(iii) is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any Restricted Subsidiary.

(c) If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in clause (b) of this Section 4.14, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.06 or the Lien is not permitted under Section 4.10, the Parent shall be in default of the applicable covenant.

(d) Notwithstanding anything to the contrary in the foregoing clauses (a) through (c) of this Section 4.14, the Parent may Designate a Subsidiary as an Unrestricted Subsidiary without complying with clause (a) and (b) of this Section 4.14 if (1) such Subsidiary is a Consolidated Joint Venture and (2) such Designation is made within 30 days of such Joint Venture becoming a Subsidiary. Any such Unrestricted Subsidiary shall, however, be required subsequent to such Designation to comply with clause (c) of this Section 4.14; provided that such Unrestricted Subsidiary shall not be deemed to be in violation of the requirements set forth in clause (b) of this Section 4.14 to the extent that the Indebtedness, obligation, agreement or other arrangement that would otherwise violate such clause was in existence at the time such Joint Venture became a Subsidiary as in effect at such time.

(e) The Parent may not Designate the Issuer as an Unrestricted Subsidiary. As of the Issue Date, the Parent shall be deemed to have Designated Duxford Title Reinsurance Company, Cerro Plata Associates, LLC, 242 Cerro Plata, LLC, Silver Creek Preserve and Nobar Water Company, as Unrestricted Subsidiaries.

(f) The Parent may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(i) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(ii) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

(g) All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Parent delivered to the Note Trustee and certifying compliance with the foregoing provisions.

SECTION 4.15. Maintenance of Properties; Insurance; Compliance with Law.

(a) The Parent shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, necessary betterments and necessary improvements thereto.

(b) The Parent shall maintain, and shall cause to be maintained for each of its Restricted Subsidiaries, insurance covering such risks as are usually and customarily insured against by corporations similarly situated in the markets where the Parent and the Restricted Subsidiaries conduct homebuilding operations, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

(c) The Parent shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Parent and its Subsidiaries taken as a whole. Notwithstanding the foregoing, the Parent shall, and shall cause each of its Subsidiaries to, comply, and cause the Aggregate Real Property (including the location, construction, occupancy, development, management, operation, sale, marketing and use thereof) to comply in all material respects, with all Entitlements, all Permitted Exceptions and all Laws, including all Environmental Laws, applicable to it or to the Core Businesses or the Aggregate Real Property.

(d) The Parent shall, and shall cause each of its Subsidiaries to, preserve and maintain the Aggregate Real Property in good order, repair and condition, and shall promptly restore damage from casualty or condemnation to the condition existing immediately prior to such damage, and not permit or commit waste on the Aggregate Real Property or permit impairment or deterioration of the Aggregate Real Property.

SECTION 4.16. Payments for Consent. The Parent shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement; provided, that neither Parent nor any of its Restricted Subsidiaries shall be required to make any payments for consents so long as any Priority Lien Obligation (other than contingent indemnity obligations for which no claims have been made by the administrative agent under the Senior Secured Term Loan Documents (whether on its own behalf or on behalf of the Priority Lien Lenders), or other similar contingent obligations) is outstanding.

SECTION 4.17. Legal Existence. Subject to Article Five, the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Parent and its Restricted Subsidiaries; provided that the Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than the Issuer) if the Board of Directors of the Parent shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.18. Further Assurances.

(a) The Parent and Issuer shall, and shall cause the Guarantors to, do or cause to be done all acts and things which may be required, or which the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Holders, duly created, enforceable and perfected security interests upon all Collateral, including any property or assets that are acquired or otherwise become Collateral after the Notes are issued, subject only to Priority Liens and other Permitted Prior Liens, in each case, as contemplated by the Note Documents.

(b) Upon the reasonable request of the Collateral Trustee, at any time or from time to time, Parent and Issuer shall, and Parent and Issuer shall cause each of the Guarantors to, promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions, as may reasonably be required, or which the Collateral Trustee may reasonably request, to create, perfect (subject to the Permitted Prior Liens), ensure the priority of, protect, assure or enforce the security interests and benefits intended to be conferred upon the Collateral Trustee and the Holders by Parent, Issuer or such Guarantor as contemplated by the Security Documents.

(c) Subject to the terms of the Intercreditor Agreement, the Collateral Trustee shall be named as additional insured (as a second (or, after the Priority Lien Obligations Payment Date, first) priority lienholder) on all liability insurance policies of the Parent, Issuer and the Guarantors, and, upon the indefeasible payment in full in cash of all of the Priority Lien Obligations (other than contingent indemnity obligations for which no claims have been made by the administrative agent under the Senior Secured Term Loan Documents (whether on its own behalf or on behalf of the Priority Lien Lenders)), the Collateral Trustee shall be named as loss payee on all property and casualty insurance policies of the Parent, Issuer and the Guarantors.

(d) To the extent that there is a Priority Lien Refinancing, the Parent and the Issuer each agree that no additional collateral shall be pledged to support any such Priority Lien Refinancing unless such collateral is also pledged to the Collateral Trustee, for the benefit of the Holders.

(e) The Issuer shall, or shall cause the applicable Guarantor to, pledge to the Collateral Trustee, for the benefit of the Holders, (i) all proceeds of equity interests in any Joint Venture in which the Issuer, or a Guarantor, is an equity holder and (ii) to the extent not prohibited by the documents governing such Joint Venture, its equity interest in any Joint Venture in which the Issuer, or a Guarantor, is an equity holder, in each case on a second (or, after the Priority Lien Obligations Payment Date, first) priority basis, and the and Issuer shall, or shall cause the applicable Guarantor to, comply with the provisions of Section 11.11. When negotiating the terms of documents governing a Joint Venture, the Issuer shall, or shall cause the applicable Guarantor, to use its best efforts to include in such documents provisions permitting the ability to pledge its respective interest in the Joint Venture to the Collateral Trustee for the benefit of the Holders.

(f) If at any time the Issuer owns any Real Property (that is not released pursuant to Article Twelve) that is not subject to the Lien of a Deed of Trust, the Issuer shall, upon request of the Collateral Trustee, as soon as reasonably practicable: (i) execute, acknowledge and record in the Official Records, a Deed of Trust (or an amendment to an existing Deed of Trust to include such added Real Property as Collateral), subject only to Permitted Exceptions, as a Lien on such Real Property; and (ii) cause a Title Policy (or an endorsement to an existing Title Policy, insuring the priority of the Deed of Trust on such added Real Property) to be issued.

SECTION 4.19. Transfer of CF Property and MF Property to Issuer. Concurrently with the repayment of the Existing Secured Indebtedness secured by the MF Property, San Carlos Property and/or CF Property, or any portion thereof, the Issuer shall (a) cause the MF Owner or the CF Owner, or the applicable portion thereof, as applicable, to transfer fee title of the MF Property, San Carlos Property or CF Property, as applicable, to the Issuer and (b) deliver the Title Policy to the Collateral Trustee and cause such Real Property (together with all appurtenant Personal Property) to become Collateral hereunder and under the Security Documents. Concurrently with the repayment and satisfaction of the Existing Secured Indebtedness (other than in connection with repayment and reconveyance of portions of the Existing Secured Indebtedness to allow closings of retail sales of lots or units in the ordinary course of business at arm’s length to Persons other than Related Parties), with respect to the: (a) CF Property, or any portion thereof, (i) cause the Lien of the deed(s) of trust securing the Existing Secured Indebtedness to be fully reconveyed, (ii) convey fee title of the CF Property, or applicable portion thereof, to the Issuer, (iii) execute, acknowledge and record in the Official Records, a Deed of Trust, subject only to Permitted Exceptions, as a Lien against the CF Property, or the applicable portion thereof, and (iv) cause the Title Policy to be issued; (b) MF Property, or any portion thereof, (i) cause the Lien of the deed(s) of trust securing the Existing Secured Indebtedness to be fully reconveyed, (ii) convey fee title of the MF Property, or applicable portion thereof, to the Issuer, (iii) execute, acknowledge and record in the Official Records, a Deed of Trust, subject only to Permitted Exceptions, as a Lien against the MF Property, or the applicable portion thereof, and (iv) cause the Title Policy to be issued; and (c) San Carlos Property, or any portion thereof, (i) cause the Lien of the deed(s) of trust securing the Existing Secured Indebtedness to be fully reconveyed, (ii) convey fee title of the San Carlos Property, or applicable portion thereof, to the Issuer, (iii) execute, acknowledge and record in the Official Records, a Deed of Trust, subject only to Permitted Exceptions, as a Lien against the San Carlos Property, or the applicable portion thereof, and (iv) cause the Title Policy to be issued.

SECTION 4.20. Certain Real Estate Covenants.

(a) The Issuer covenants and agrees that, upon request by the Collateral Trustee from time to time, the Issuer shall deliver to the Collateral Trustee a schedule of all maps, plats and tentative tract maps in existence with respect to the Projects in the possession of, or prepared for, the Issuer, the Parent or any Subsidiary and contain or be accompanied by such information in the possession of, or prepared for Issuer, the Parent or any Guarantor and such certifications as Collateral Trustee or the Note Trustee may reasonably request.

(b) The Issuer covenants and agrees that, upon request by the Collateral Trustee from time to time, the Issuer shall provide to the Collateral Trustee a schedule of all soils/hydrology test reports relating to the Projects in the possession of, or prepared for, the Issuer or any Guarantor.

(c) The Issuer covenants and agrees that, upon request by the Collateral Trustee from time to time, the Issuer shall deliver to the Collateral Trustee a schedule of all environmental assessments of the Projects in the possession of, or prepared for, the Issuer or any Guarantor.

(d) The Issuer covenants and agrees that if in the Issuer’s possession and requested by the Collateral Trustee from time to time, the Issuer shall provide the Collateral Trustee, a preliminary title report for each Project, prepared by the Title Company, together with a legible copy of each “SCHEDULE B” item.

SECTION 4.21. Inspection Rights. Upon the reasonable request of the Collateral Trustee, the Issuer and the Parent shall allow the Collateral Trustee and its representatives to inspect any of their Aggregate Real Property, to review reports, files, and other records maintained in the ordinary course of the Core Businesses, from time to time, during reasonable business hours; provided that unless an Event of Default has occurred and is continuing and except in the case of the Collateral Trustee and its representatives, the Issuer shall not be responsible for the costs and expenses of such inspections more than once per fiscal year.

SECTION 4.22. Intangible, Recording and Stamp Tax. The Issuer shall promptly pay all intangible taxes or documentary stamp taxes assessed against the Issuer, any Guarantor, the Note Trustee, the Collateral Trustee or any of the Holders as a result of this Indenture, recordation of any Deed of Trust or any document related hereto, if any.

SECTION 4.23. Special Covenants Relating to Collateral.

(a) Defense of Title. The Issuer shall (or shall cause the applicable Guarantor or Property Entity, as applicable, to) defend the Collateral, the title and interest therein of Issuer (or the applicable Guarantor or Property Entity) represented and warranted in the Security Documents and the legality, validity, binding nature and enforceability of each Lien and encumbrance contained in the Security Documents and the second (or, after the Priority Lien Obligations Payment Date, first) priority of the Security Documents against all matters, including: (i) any attachment, levy, or other seizure by legal process or otherwise of any or all Collateral; (ii) except for Permitted Exceptions, any Lien or encumbrance or claim thereof on any or all Collateral; (iii) any attempt to foreclose, conduct a trustee’s sale, or otherwise realize upon any or all Collateral under any Lien or encumbrance, regardless of whether a Permitted Lien and regardless of whether junior or senior to the Security Documents; and (iv) any claim questioning the legality, validity, binding nature, enforceability or priority of the Security Documents. The Issuer shall notify the Collateral Trustee promptly in writing of any of the foregoing and will provide such information with respect thereto as the Collateral Trustee may from time to time request.

(b) Plats, Annexations and Approvals. For each Project or any portion thereof to be included as Collateral hereunder:

(i) Each plat, tentative tract map or Final Map with respect to any portion of any Project shall comply with all laws. Prior to the recordation of any plat or map relating to any Issuer Real Property, the Issuer shall deliver to the Collateral Trustee such title insurance endorsements insuring the continued priority of the Deed of Trust after recording of the plat or map as the Collateral Trustee may require. The Issuer agrees to take such steps as the Collateral Trustee may require in (A) either re-recording the Deed of Trust or amending the Deed of Trust to reflect the new plat legal description, and (B) obtaining an endorsement to the Title Policy to amend the legal description therein.

(ii) Based on the applicable stage of development, the Issuer shall obtain and, upon request, provide the Collateral Trustee with, evidence of: (a) appropriate Entitlements for the use, entitlement, management, development, operation, marketing and sale of each Project or portion thereof and compliance therewith in all material respects; (b) all necessary approvals and permits of Governmental Authorities and other third parties necessary to permit the use, entitlement, management, development, operation, marketing and sale of each Project or portion thereof, including all applicable public reports, architectural committee approvals, public offering statements, exemptions and other approvals required pursuant to any applicable laws or Permitted Exceptions; (c) all Entitlements necessary to commence, carry out and complete Horizontal Improvements or Vertical Construction; and (d) evidence of payment of all fees and other required amounts for such approvals and permits.

(iii) At the Collateral Trustee’s request, the Issuer shall provide true and correct copies of all documents and instruments relating to proposed easements, boundary line adjustments, covenants, conditions and restrictions and other similar matters affecting title to each Project or portion thereof in connection with the use, entitlement, management, development, operation, marketing and sale thereof, together with all surveys, plats, contracts and other information requested by the Collateral Trustee in connection therewith.

(c) Utilities. The Issuer shall provide or cause to be provided all telephone service, electric power, storm sewer, sanitary sewer and water facilities for each Project, and such utilities will be adequate to serve such Project in all material respects. No condition will exist to affect the Issuer’s right to connect into and have adequate use of such utilities, except for the payment of normal connection charges or tap charges and except for the payment of subsequent charges for such services to the utility supplier.

(d) Compliance with Permitted Exceptions. The Issuer shall keep and maintain in full force and effect all restrictive covenants, development agreements, easements and other similar agreements with Governmental Authorities and other Persons that are necessary or desirable for the use, entitlement, management, development, operation, marketing and sale of each Project. The Issuer shall not default in any material respect under any such covenants, development agreements, easements and other agreements and will diligently enforce its rights thereunder.

(e) Project Development. For each Project, the Issuer shall at all times, in all material respects, develop, maintain and operate the Projects and use its best efforts to market and sell Units in each Project. The Issuer shall pay all costs and expenses arising in connection with the management, use, entitlement, development, operation, marketing and sale of each Project. The Improvements for each Project shall be constructed and developed in conformity in all material respects with the Plans, Drawings and Specifications therefor, and shall be contained wholly within the lot lines of the land included within the Project and will not encroach in any material respect on any other real estate, easements, building lines or setback requirements. Within ten (10) days after the Issuer receives notice or knowledge thereof, the Issuer shall proceed with diligence to correct any material departure from applicable Plans, Drawings and Specifications and any departure from applicable laws, rules and regulations of any Governmental Authority with jurisdiction over such Project.

(f) Title Policy Endorsements. If required by the Collateral Trustee, from time to time in connection with any approvals that may be granted by the Note Trustee or the Collateral Trustee pursuant to the Note Documents, the Issuer shall provide such continuation endorsements, date down endorsements, survey endorsements and other endorsements to each Title Policy for each Project or Asset, as the case may be, in form and substance satisfactory to the Collateral Trustee as it determines is necessary to insure the priority of each Deed of Trust as a valid second (or, after the Priority Lien Obligations Payment Date, first) Lien on the applicable Collateral, subject only to Permitted Exceptions. The Issuer agrees to furnish to the Title Company, at the Issuer’s sole cost and expense, such surveys and other documents and information as Title Company may require for the Title Company to issue such endorsements.

SECTION 4.24. PAPA Obligations. Without limitation of the other provisions of this Indenture, it is acknowledged and agreed by the Issuer that (a) the Issuer shall not engage in acts or omissions which would cause a default under any PAPA Obligations (or trigger any buyback, repurchase options or rights of first refusal, and in no event shall any sale pursuant to those matters constitute a sale in the ordinary course of the Core Businesses), (b) that the Issuer shall promptly provide evidence of compliance with all PAPA Obligations upon the Note Trustee’s request and without request to promptly provide notice of any default or asserted default with respect to any PAPA Obligations and (c) that upon the Note Trustee’s request, the Issuer will promptly provide evidence of compliance with any options held by the Issuer, the Parent or any of their respective Subsidiaries to acquire Real Property and without request promptly provide notice of any exercise, pending expiration or default or asserted default under any such options. Further, notwithstanding anything to the contrary in this Indenture, in no event shall any Real Property or any such option to acquire Real Property be transferred by the Issuer to any Affiliate or Related Party or the Parent or any of its Subsidiaries, including that no such transfer shall be permitted in connection with any transaction contemplated with respect to Article Twelve.

SECTION 4.25. Negative Pledge. Neither the Issuer or any Guarantor shall permit or suffer to exist any Lien on or pledge of the Equity Interests of the Issuer, the Parent or any of their respective Subsidiaries other than any Lien on or pledge in favor of the Priority Lien Collateral Agent.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Limitations on Mergers, Consolidations, Etc.

(a) Neither the Parent nor the Issuer shall, directly or indirectly, in a single transaction or a series of related transactions, (1) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of clause (a)(i) below with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Parent’s or the Issuer’s jurisdiction of incorporation, as the case may be, to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Parent or the Parent and the Restricted Subsidiaries (taken as a whole) or the Issuer or the Issuer and the Restricted Subsidiaries that are Subsidiaries of the Issuer (taken as a whole), as the case may be, to any Person or (2) adopt a Plan of Liquidation unless, in either case:

(i) either:

(1) the Parent or the Issuer, as the case may be, will be the surviving or continuing Person; or

(2) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Note Trustee, all of the obligations of the Issuer or the Parent, as the case may be, under the Notes or the Parent’s Note Guarantee, as applicable, this Indenture and the Security Documents; provided that, in the case of the Issuer, at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

(ii) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a)(i)(2) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(iii) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a)(i)(2) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Parent or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Parent immediately prior to such transaction (disregarding the effect of fees, commissions, discounts, taxes and other amounts payable in respect of such transaction).

For purposes of this Section 5.01(a), any Indebtedness of the Successor which was not Indebtedness of the Parent or the Issuer, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(b) Except as provided under Section 10.04, no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless:

(i) either:

(1) such Subsidiary Guarantor will be the surviving or continuing Person; or

(2) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Note Trustee, all of the obligations of such Subsidiary Guarantor under the Note Guarantee of such Subsidiary Guarantor, this Indenture and the Security Documents; and

(ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of this Section 5.01(b), the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Parent or the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Parent or the Issuer, as the case may be.

(c) Notwithstanding the foregoing, any Restricted Subsidiary (other than the Issuer) may merge into the Parent or another Restricted Subsidiary.

SECTION 5.02. Successor Person Substituted. Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Parent or the Issuer in accordance with Section 5.01, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Security Documents, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture, the Security Documents and its Note Guarantee, if applicable.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. Each of the following is an “Event of Default”:

(a) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(b) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(c) failure by the Parent or the Issuer or any other Restricted Subsidiary to comply with any of its agreements or covenants described above under Section 5.01;

(d) failure by the Parent, Issuer, any Guarantor or any other Restricted Subsidiary to comply with any other agreement or covenant in this Indenture or the Security Documents and continuance of this failure for 30 days after written notice of the failure has been given to the Issuer by the Note Trustee, the Collateral Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(e) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(i) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(ii) results in the acceleration of such Indebtedness prior to its express final maturity, or

(iii) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (e)(i), (ii) or (iii) has occurred and is continuing, aggregates $10.0 million or more; provided that any non-recourse loans to Joint Ventures permitted under this Indenture, other than loans constituting Indebtedness under Section 4.06(b)(xv), shall be excluded from this Section 6.0 l(e);

(f) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Parent or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(g) the Parent, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(iv) makes a general assignment for the benefit of its creditors;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Parent, the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(ii) appoints a Custodian of the Parent, the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Parent, the Issuer or any Significant Subsidiary,

(iii) orders the liquidation of the Parent, the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(i) the Note Guarantee of the Parent or any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee);

(j) except as permitted or directed by the Security Documents, the Intercreditor Agreement or hereby, any Security Document ceases for any reason to be fully enforceable; or

(k) except as permitted or directed by the Security Documents, the Intercreditor Agreement or hereby, any Lien ceases to be valid, enforceable and of the same effect and priority purported to be created thereby on any material portion of the Collateral, or the Parent or any Restricted Subsidiary shall assert, in any pleading in any court of competent jurisdiction, that any such Lien is invalid or unenforceable.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 with respect to the Issuer), shall have occurred and be continuing, the Note Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the

Issuer and the Note Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration. If an Event of Default specified in clause (g) or (h) of Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

SECTION 6.03. Other Remedies.

(a) If an Event of Default occurs and is continuing, the Note Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Note Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

(b) The Note Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Note Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Note Trustee under this Section 6.03 shall be reimbursed to the Note Trustee by the Issuer.

SECTION 6.04. Waiver of Past Defaults and Events of Default. Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on the Note Trustee by this Indenture. The Note Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Note Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Note Trustee shall have the right to decline to follow any such direction if the Note Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Note Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability or be unduly prejudicial to the rights of another Holder; provided that the Note Trustee may take any other action deemed proper by the Note Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits. No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Note Trustee:

(a) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(b) has been offered indemnity satisfactory to it in its reasonable judgment; and

(c) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request; provided, that only the Collateral Trustee will have the right to institute any proceeding with respect to the Collateral. However, such limitations (other than the limitation that only the Collateral Trustee will have the right to institute any proceeding with respect to the Collateral) do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (a) of Section 6.01); provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of the Collateral Trustee upon any property subject to such Lien.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes, the Security Documents or this Indenture or of any Guarantor under its Note Guarantee, the Security Documents or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 6.08. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Note Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a) or (b) occurs and is continuing, the Note Trustee may, subject to the provisions of the Intercreditor Agreement, recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Note Trustee, its agents and counsel.

SECTION 6.10. Note Trustee May File Proofs of Claim.

(a) The Note Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Note Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Note Trustee, its agents and counsel, and any other amounts due the Note Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Note Trustee, and in the event that the Note Trustee shall consent to the making of such payments directly to the Holders, to pay to the Note Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Note Trustee, its agents and counsel, and any other amounts due the Note Trustee under Section 7.07.

(b) Nothing herein contained shall be deemed to authorize the Note Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Note Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.11. Priorities. If the Note Trustee collects any money pursuant to this Article Six, it shall, subject to the provisions of the Intercreditor Agreement, pay out the money in the following order:

(a) FIRST: to the Note Trustee for amounts due under Section 7.07;

(b) SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

(c) THIRD: to the Issuer or, to the extent the Note Trustee collects any amount from any Guarantor, to such Guarantor.

The Note Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Note Trustee for any action taken or omitted by it as Note Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Note Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.13. Restoration of Rights and Remedies. If the Note Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Note Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Note Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Note Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE SEVEN

NOTE TRUSTEE

SECTION 7.01. Duties of Note Trustee.

(a) If an Event of Default actually known to a Responsible Officer of the Note Trustee has occurred and is continuing, the Note Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(i) The Note Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

(ii) In the absence of bad faith on its part, the Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Note Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Note Trustee, the Note Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Note Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(ii) The Note Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Note Trustee was negligent in ascertaining the pertinent facts.

(iii) The Note Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(iv) No provision of this Indenture shall require the Note Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Note Trustee.

(e) The Note Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

(f) The Note Trustee shall not be liable for interest on any money received by it except as the Note Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Note Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Note Trustee. Subject to Section 7.01:

(a) The Note Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Note Trustee need not investigate any fact or matter stated in the document.

(b) Before the Note Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05. The Note Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Note Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

(d) The Note Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Note Trustee’s conduct does not constitute gross negligence or willful misconduct.

(e) The Note Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Except with respect to Sections 4.01, 4.02 and 4.04, the Note Trustee shall have no duty to inquire as to the performance of the Issuer’s and the Guarantors’ covenants in

Article Four hereof. In addition, the Note Trustee shall not be deemed to have knowledge of any Default or Event of Default except (1) any Event of Default occurring pursuant to Sections 6.01(a) and 6.01(b) or (ii) any Default or Event of Default of which the Note Trustee shall have received written notice in the manner set forth in this Indenture or a Responsible Officer of the Note Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Note Trustee under Section 4.02 is for informational purposes only and the Note Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s and the Guarantors’ compliance with any of their covenants thereunder (as to which the Note Trustee is entitled to rely exclusively on an Officers’ Certificate).

(g) The Note Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action, it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(h) Anything in this Indenture notwithstanding, in no event shall the Note Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Issuer has been advised as to the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03. Individual Rights of Note Trustee. The Note Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Note Trustee. Any Agent may do the same with like rights. The Note Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04. Note Trustee’s Disclaimer. The Note Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults. The Note Trustee shall, within 90 days after becoming aware of the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Note Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.06. Reports by Note Trustee to Holders.

(a) If required by TIA § 313(a), within 60 days after May 15 of any year, commencing May 15, 2012 the Note Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA § 313(a). The Note Trustee also shall comply with TIA § 313(b)(2). The Note Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

(b) Reports pursuant to this Section 7.06 shall be transmitted by mail:

(i) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and

(ii) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Note Trustee for that purpose.

(c) A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Note Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

(a) The Issuer and the Guarantors shall pay to the Note Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Note Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Note Trustee’s agents and counsel.

(b) The Issuer and the Guarantors shall indemnify each of the Note Trustee and any predecessor Note Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Note Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Note Trustee or Agent shall notify the Issuer and the Guarantors in writing promptly of any claim asserted against the Note Trustee or Agent for which it may seek indemnity. However, the failure by the Note Trustee or Agent to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are prejudiced thereby.

(c) Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Note Trustee for any expense or indemnify it against any loss or liability incurred by the Note Trustee through its negligence or bad faith. To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Note Trustee shall have a lien prior to the Notes on all money or property held or collected by the Note Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Note Trustee, Agents and each predecessor Note Trustee and to pay or reimburse the Note Trustee, Agents and each predecessor Note Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Note Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

(d) When the Note Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

(e) For purposes of this Section 7.07, the term “Note Trustee” shall include any Note Trustee appointed pursuant to this Article Seven.

SECTION 7.08. Replacement of Note Trustee.

(a) The Note Trustee may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Note Trustee by notifying the Issuer and the removed Note Trustee in writing and may appoint a successor Note Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Note Trustee at its election if:

(i) the Note Trustee fails to comply with Section 7.10;

(ii) the Note Trustee is adjudged a bankrupt or an insolvent;

(iii) a receiver or other public officer takes charge of the Note Trustee or its property; or

(iv) the Note Trustee otherwise becomes incapable of acting.

(v) If the Note Trustee resigns or is removed or if a vacancy exists in the office of Note Trustee for any reason, the Issuer shall promptly appoint a successor Note Trustee.

(b) If a successor Note Trustee does not take office within 60 days after the retiring Note Trustee resigns or is removed, the retiring Note Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Note Trustee.

(c) If the Note Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Note Trustee and the appointment of a successor Note Trustee.

(d) A successor Note Trustee shall deliver a written acceptance of its appointment to the retiring Note Trustee and to the Issuer. Immediately following such delivery, the retiring Note Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Note Trustee to the successor Note Trustee, the resignation or removal of the retiring Note Trustee shall become effective, and the successor Note Trustee shall have all the rights, powers and duties of the Note Trustee under this Indenture. A successor Note Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Note Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Note Trustee.

SECTION 7.09. Successor Note Trustee by Consolidation, Merger, etc. If the Note Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Note Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification. This Indenture shall always have a Note Trustee who satisfies the requirements of TIA § 310(a)(1) and (2) in every respect. The Note Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $75,000,000 as set forth in the most recent applicable published annual report of condition. The Note Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).

SECTION 7.11. Preferential Collection of Claims Against Issuer. The Note Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311 (b). A Note Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

(a) The Issuer shall cause each Paying Agent other than the Note Trustee to execute and deliver to it and the Note Trustee an instrument in which such agent shall agree with the Note Trustee, subject to the provisions of this Section 7.12:

(i) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Note Trustee;

(ii) that it will at any time during the continuance of any Event of Default, upon written request from the Note Trustee, deliver to the Note Trustee all sums so held in trust by it together with a full accounting thereof; and

(iii) that it will give the Note Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01. Without Consent of Holders.

(a) Subject to the terms of the Intercreditor Agreement, the Issuer, the Guarantors and the Note Trustee or the Collateral Trustee, as the case may be, may amend, waive or supplement this Indenture, the Note Guarantees, the Security Documents or the Notes without consent of any Holder:

(i) to provide for the assumption of the Issuer’s obligations to the Holders pursuant to Section 5.01;

(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(iii) to cure any ambiguity, defect or inconsistency;

(iv) to release any Guarantor from any of its obligations under its Notes Guarantee or this Indenture (to the extent permitted by this Indenture);

(v) to comply with SEC rules and regulations or changes to applicable law;

(vi) to maintain the qualification of this Indenture under the TIA;

(vii) to make any other change that does not materially adversely affect the rights of any Holder hereunder; or

(viii) to make, complete, perfect or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture, any of the Security Documents or the Intercreditor Agreement.

(b) The Note Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Note Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 8.02. With Consent of Holders.

(a) Subject to the terms of the Intercreditor Agreement, this Indenture, the Security Documents or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that without the consent of each Holder affected, the Issuer, the Guarantors and the Note Trustee may not:

(i) change the maturity of any Note;

(ii) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(iii) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

(iv) make any Note payable in money or currency other than that stated in the Notes;

(v) modify or change any provision of this Indenture or the related definitions to subordinate the Notes or any Note Guarantee to other Indebtedness in a manner that adversely affects the Holders;

(vi) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(vii) impair the rights of Holders to receive payments of principal of or interest on the Notes;

(viii) release the Parent from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

(ix) make any change in this Section 8.02.

(b) Without the consent of the Holders of 66 2/3% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder) release all or substantially all of the Collateral from the Liens created by the Security Documents, except as specifically provided for in this Indenture, in the Security Documents or in the Intercreditor Agreement.

(c) After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

(d) Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Note Trustee of evidence reasonably satisfactory to the Note Trustee of the consent of the Holders as aforesaid and upon receipt by the Note Trustee of the documents described in Section 8.06, the Note Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Note Trustee’s own rights, duties or immunities under this Indenture, in which case the Note Trustee may, but shall not be obligated to, enter into such supplemental indenture.

(e) It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

(a) Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Note Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding clause (a), those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

(c) After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a)(i) through (ix) of Section 8.02. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05. Notation on or Exchange of Notes. If an amendment, supplement, or waiver changes the terms of a Note, the Note Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Note Trustee. In such case, the Note Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Note Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse, and the Note Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Note Trustee To Sign Amendments, etc. The Note Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Note Trustee. If it does, the Note Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Note Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 13.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and Guarantors, enforceable against the Issuer and Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Indenture.

(a) The Issuer may terminate its obligations and the obligations of the Guarantors under the Notes, the Note Guarantees, the Security Documents and this Indenture, except the obligations referred to in Section 9.01(d), if

(i) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Note Trustee for cancellation, or

(ii) (1) all Notes not delivered to the Note Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to paragraph 5 of the Notes, and the Issuer has irrevocably deposited or caused to be deposited with the Note Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Note Trustee for cancellation,

(2) the Issuer has paid all sums payable by it under this Indenture and the Security Documents,

(3) the Issuer has delivered irrevocable instructions to the Note Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(4) the Note Trustee, for the benefit of the Holders, has a valid, perfected, exclusive security interest in this trust.

(b) In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

(c) After such delivery, the Note Trustee shall acknowledge in writing the discharge of the Issuer’s and the Guarantors’ obligations under the Notes, the Note Guarantees and this Indenture except for those surviving obligations specified below.

(d) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02. Legal Defeasance. The Issuer may at its option, by Board Resolution of the Board of Directors of the Issuer, be discharged from its obligations with respect to the Notes and Security Documents and the Guarantors discharged from their obligations under the Note Guarantees and the Security Documents on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes, the Security Documents and this Indenture insofar as such Notes are concerned (and the Note Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Note Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.11 and 4.17, (c) the rights, powers, trusts, duties, and immunities of the Note Trustee hereunder (including claims of, or payments to, the Note Trustee under or pursuant to Section 7.07) and (d) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.

SECTION 9.03. Covenant Defeasance. At the option of the Issuer, pursuant to a Board Resolution of the Board of Directors of the Issuer, (a) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.05 through 4.15, inclusive, and clause (a)(iii) of Section 5.01 and (b) Section 6.01(e) and (f) shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04. Conditions to Defeasance or Covenant Defeasance.

(a) The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(i) the Issuer must irrevocably deposit with the Note Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Note Trustee must have a valid, perfected, exclusive security interest in such trust,

(ii) in the case of Legal Defeasance, the Issuer shall have delivered to the Note Trustee an Opinion of Counsel in the United States reasonably acceptable to the Note Trustee confirming that:

(1) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(2) since the date hereof, there has been a change in the applicable U.S. federal income tax law,

(iii) in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(iv) in the case of Covenant Defeasance, the Issuer shall have delivered to the Note Trustee an Opinion of Counsel in the United States reasonably acceptable to the Note Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(v) Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(vi) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture, any Security Document or any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound,

(vii) the Issuer shall have delivered to the Note Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(viii) the Issuer shall have delivered to the Note Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (i) through (vi) and, in the case of the Opinion of Counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii) and/or (iii) and (v) of this clause (a) have been complied with.

(b) If the funds deposited with the Note Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 9.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

(a) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Note Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Note Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Note Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Anything in this Article Nine to the contrary notwithstanding, the Note Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Note Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Reinstatement. If the Note Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes, the Security Documents and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Note Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Note Trustee or Paying Agent.

SECTION 9.07. Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Note Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08. Moneys Held by Note Trustee. Subject to applicable law, any moneys deposited with the Note Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Note Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Note Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF NOTES

SECTION 10.01. Guarantee.

(a) Subject to the provisions of this Article Ten, each Guarantor, by execution of this Indenture, jointly and severally, unconditionally guarantees to each Holder (i) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations and due and punctual performance of all other obligations of the Issuer to the Holders or the Note Trustee all in accordance with the terms of such Note, this Indenture and the Security Documents, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note, this Indenture or the Security Documents, any failure to enforce the provisions of any such Note, this Indenture, or the Security Documents, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

(b) Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Note Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02. Execution and Delivery of Guarantee.

(a) To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit C hereto, shall be endorsed on each Note authenticated and delivered by the Note Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

(b) Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c) If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Note Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

(d) The delivery of any Note by the Note Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03. Limitation of Guarantee. The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

SECTION 10.04. Release of Guarantor.

(a) A Subsidiary Guarantor shall be released from all of its obligations under its Guarantee if:

(i) all of the assets of such Subsidiary Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Indenture (including Sections 4.08 and 5.01);

(ii) all of the Equity Interests held by the Parent and the Restricted Subsidiaries of such Subsidiary Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Indenture (including Section 5.01);

(iii) the Subsidiary Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture (including Section 4.14);

and in each such case, the Issuer has delivered to the Note Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

(b) The Note Trustee shall execute any documents reasonably requested by the Issuer or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.05. Waiver of Subrogation. Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Note Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06. Additional Waivers.

(a) The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the obligations of Issuer. A separate action or actions may be brought and prosecuted against any Guarantor to enforce this Guaranty, irrespective of whether action is brought against the Issuer or any other Guarantor or whether the Issuer or any other Guarantor is joined in any such action or actions.

(b) Without limiting the generality of any of the waivers set forth herein, none of Note Trustee, Collateral Trustee or any Holder (collectively, the “Note Creditors”) shall be required to make any demand on Issuer or any other guarantor of any Obligations under this Indenture or any of the Note Documents or any other Person or to sell at foreclosure or otherwise pursue or exhaust its remedies against any collateral pledged by Issuer or any other Person before, simultaneously with or after enforcing its rights and remedies hereunder against any Guarantor, and any one or more successive and/or concurrent actions may be brought against any Guarantor in the same action brought against Issuer or any other guarantor of the obligations under the Note Documents or any other Person or in separate actions, as often as any Note Creditor may deem advisable, in its sole discretion. The obligations of any Guarantor hereunder shall not in any way be affected by any action taken or not taken by any Note Creditor, which action or inaction is hereby consented and agreed to by each Guarantor, or by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment, lien or other security interest or security for any of the obligations guaranteed hereunder or of the value, genuineness, validity or enforceability of the collateral or any of the obligations guaranteed hereunder. The liability of each Guarantor hereunder is absolute and unconditional irrespective of the taking or accepting by any Note Creditor of any other security or guaranty for, or right of recourse with respect to, any or all of the obligations guaranteed hereunder. The liability of each Guarantor shall be joint and several and primary and direct and not conditional or contingent upon the enforceability of any obligation, the attachment or perfection or non-perfection of any security interest with respect to the collateral, the solvency of Issuer or any other Person, any obligation or circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guaranty or the pursuit by any Note Creditor of any remedies it may have against Issuer or any other guarantor of the obligations under the Note Documents or any other Person, and any rights or defenses of each Guarantor with respect to any of the foregoing are hereby irrevocably waived.

(c) Each Guarantor waives any and all rights and defenses that such Guarantor may have because the Issuer’s debt is secured by real property. This means, among other things: (i) any Note Creditor may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by Issuer; (ii) if any Note Creditor forecloses on any real property collateral pledged by Issuer, then (x) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (y) Note Creditor may collect from any Guarantor even if Note Creditor, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from Issuer. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because the Issuer’s obligations are secured by real property. Each Guarantor further waives any right to require any Note Creditor to institute suit against or exhaust any rights or remedies which any Note Creditor may have against Issuer, any other Person or any other collateral. These rights and defenses being waived by each Guarantor include, but are not limited to, any rights or defenses based upon deficiency limitation or anti-deficiency, redemption or other similar rights. Without limiting the generality of the foregoing or any other provision hereof, each Guarantor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to such Guarantor under any provisions of the law applicable in the State of New York. Finally, each Guarantor agrees that the performance of any act or any payment which tolls any statute of limitations applicable to the Note Documents shall similarly operate to toll the statute of limitations applicable to such Guarantor’s liability hereunder.

(d) Each Guarantor acknowledges and agrees that any Note Creditor shall have the full right and power, in its sole discretion and without any notice to or consent from any Guarantor and without affecting or discharging, in whole or in part, the liability of any Guarantor hereunder to deal in any manner with the obligations hereunder and any security or guaranties therefor, including, without limitation, to (i) release, extend, renew, accelerate, compromise or substitute and administer the obligations under the Note Documents in any manner it sees fit, (ii) release any or all collateral for the obligations under the Note Documents, (iii) release any guarantor of the obligations, (iv) extend the time for payment of the obligations or any part thereof, (v) change the interest rate on the obligations or any of the Notes, (vi) accelerate the obligations, (vii) reduce or increase the obligations or the outstanding principal amount of the obligations or any Note or issue additional Notes in excess of the original principal amount, (viii) make any change, amendment or modification whatsoever to the terms or conditions of the Note Documents, (ix) extend, in whole or in part, on one or any number of occasions, the time for the payment of any principal or interest or any other amount pursuant to any Note or other Note Documents or for the performance of any term or condition of the Note Documents, (x) settle, compromise, release, substitute, impair, enforce or exercise, or fail or refuse to enforce or exercise, any claims, rights, or remedies, of any kind or nature, which Note Creditor may at any time have against Issuer or any other guarantor of the obligations or any other Person, or with respect to any security interest of any kind held by Issuer at any time, whether under any Note Document or otherwise, (xi) release or substitute any security interest of any kind held by Note Creditor at any time, (xii) collect and retain or liquidate any collateral subject to such security interest, (xiii) make advances for the purpose of performing any term or covenant contained in the Note Documents with respect to which the Issuer or any other guarantor of the obligations is in default, (xiv) foreclose on any of the collateral, (xv) grant waivers or indulgences, (xvi) take additional collateral, (xvii) obtain any additional guarantors, (xviii) take a deed in lieu of foreclosure, and/or (xix) take or fail to take any other action whatsoever with respect to the obligations. Notwithstanding any other provision hereunder or under any Note Document, each Guarantor agrees that none of the Note Creditors has any duties of any nature whatsoever to any Guarantor, whether express or implied, by virtue of any Note Document, operation of law or otherwise. Each Guarantor acknowledges that it has the sole responsibility for, and adequate means of obtaining from the Issuer, information concerning the financial condition and the business and operations of the Issuer, and that it is not relying on any Note Creditor for any such information.

(e) Each Guarantor acknowledges and agrees that its obligations as Guarantor shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Issuer or any other guarantor of the obligations or any other Person or its or their respective estates in bankruptcy resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court. Each Guarantor waives any defense based upon any Note Creditor’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law or any successor statute or any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Law. In the event that acceleration of the time for payment of any of the obligations under the Note Documents is stayed, upon the insolvency, bankruptcy or reorganization of the Issuer or any other Person or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by Note Creditor.

(f) Notwithstanding that the parties have agreed that the laws of the State of New York shall govern all aspects of this Indenture and the other Note Documents, each Guarantor waives any rights under, and agrees that its obligations hereunder shall not be affected by, any circumstance giving rise to any legal or equitable discharge or defense of a surety or guarantor under the laws of any state in which any real property collateral pledged by Issuer is located. The foregoing includes any waiver or defense of any guarantor’s or other surety’s rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses that are or may become available to the guarantor or other surety by reason of Section 2787 to 2855, inclusive, 2899, 3275 or 3433 of the California Civil Code or any future judicial decision or legislation or any other comparable provisions of the law of any other jurisdiction. The rights and defenses waived by each Guarantor hereunder include without limitation any rights or defenses based upon (i) Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure, (ii) Arizona Revised Statutes Sections 12-1641 et seq., 33-729, 33-730 and 33-814 and Rule 17(f) of the Arizona Rules of Civil Procedure or (iii) Nevada Revised Statutes (“NRS”) 40.495(4), including, without limitation, the right to a fair market value hearing pursuant to NRS 40.495(4)(a) and the limitation on the money judgment set forth in NRS 40.495(4)(b).

ARTICLE ELEVEN

COLLATERAL AND SECURITY

SECTION 11.01. Security Documents. The payment of principal of and interest on the Notes, and the payment and performance of all other Note Obligations will be secured, equally and ratably, by a second (or, after the Priority Lien Obligations Payment Date, first)-priority security interest in the Collateral (subject, as to priority, only to Permitted Prior Liens) as provided in the Security Documents.

SECTION 11.02. Order of Application.

(a) Subject to the terms of the Intercreditor Agreement and the application of the enforcement proceeds to the payment of amounts required to be applied to the repayment of indebtedness secured by a prior Lien on such Collateral, including the prior repayment of all Priority Lien Obligations, if, upon the enforcement by the Collateral Trustee of any default remedy set forth in any Security Document, any Collateral is sold in foreclosure of such security interest or is otherwise collected or realized upon by the Collateral Trustee, the proceeds received by the Collateral Trustee from such enforcement will be distributed by the Collateral Trustee in the following order of application:

(i) FIRST, to the payment of all amounts payable under the Security Documents securing the Note Obligations on account of the Collateral Trustee’s and the Note Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any such Security Document, including amounts reasonably necessary to provide for the expenses of the Collateral Trustee in maintaining and disposing of the Collateral;

(ii) SECOND, to the Note Trustee for application, in accordance with clauses (i) and (ii) of this Section 11.02, to the payment of all Note Obligations until all Note Obligations have been paid in full; and

(iii) THIRD, any surplus remaining after the payment in full in cash of all of the Note Obligations shall be paid to the Issuer or the applicable Guarantor, as the case may be, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Nothing in this Section 11.02 is intended to, or will, permit the existence or incurrence of any Lien (including any Priority Lien) that is not otherwise a Permitted Lien under this Indenture.

SECTION 11.03. Collateral Trustee.

(a) The Note Trustee will also serve as Collateral Trustee for the benefit of the Holders of the Notes and other Note Obligations.

(b) The Collateral Trustee is authorized and empowered to appoint one or more co-Collateral Trustees as it deems necessary or appropriate.

(c) Neither the Note Trustee nor the Collateral Trustee nor any of their respective officers, directors, employees, attorneys or agents will be responsible for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing Note Obligations, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing Note Obligations or for any delay in doing so. Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(d) The Collateral Trustee will be subject to such directions as may be given it by the Note Trustee from time to time as required or permitted by this Indenture. Except as directed by the Note Trustee and as required or permitted by this Indenture, at any time there are Priority Lien Obligations which have not been paid in full, the Collateral Trustee will not be obligated to:

(i) act upon directions purported to be delivered to it by any Person;

(ii) foreclose upon or otherwise enforce any Lien; or

(iii) take any other action whatsoever with regard to any or all of the Liens, Security Documents or the Collateral.

(e) The Company will deliver to the Note Trustee copies of all Security Documents delivered to the Collateral Trustee.

(f) The Collateral Trustee will be accountable only for amounts that it actually receives as a result of the enforcement of Liens securing Note Obligations.

(g) In acting as Collateral Trustee, the Collateral Trustee may rely upon and enforce each and all of the rights, powers, protections, immunities, indemnities and benefits of the Note Trustee under Article 7 (other than Section 7.06, which shall apply solely to the Note Trustee) mutatis mutandis, and, in connection therewith, references to the Note Trustee shall be deemed to include the Collateral Trustee and references to this Indenture shall be deemed to include the Security Documents and the Intercreditor Agreement.

(h) Each successor Note Trustee will become the successor Collateral Trustee as and when the successor Note Trustee becomes the Note Trustee.

(i) Section 7.08 shall be read as applying to the Collateral Trustee, mutatis mutandis; provided that any notice of resignation shall also be provided to the Priority Lien Collateral Agent.

(j) In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any Environmental Laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any Environmental Liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee in accordance with Section 7.08 hereof or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any Environmental Liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(k) The Issuer and the Guarantors will indemnify the Collateral Trustee against, and will promptly pay upon demand, all reasonable and documented costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees and title insurance premiums, as well as, after the occurrence of any Default or Event of Default, all costs and expenses incurred by the Collateral Trustee, its agents and the Note Trustee in connection with the preservation, collection, foreclosure or enforcement of the Collateral.

SECTION 11.04. Authorization of Actions to Be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Note Trustee and the Collateral Trustee to enter into the Security Documents, authorizes and empowers the Note Trustee and the Collateral Trustee to execute and deliver the Intercreditor Agreement, and authorizes and empowers each of the Note Trustee and the Collateral Trustee to bind the Holders of Notes as set forth in the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b) The Collateral Trustee and the Note Trustee are authorized and empowered to receive for the benefit of the holders of Note Obligations any funds collected or distributed under the Security Documents and to make further distributions of such funds to the holders of Note Obligations according to the provisions of this Indenture.

(c) Subject to the provisions of Sections 7.01 and 7.02 and the terms of the Intercreditor Agreement, the Note Trustee may, upon an Event of Default, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the holders of Note Obligations, the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Note Liens;

(ii) enforce any of the terms of the Security Documents; or

(iii) collect and receive payment of any and all Note Obligations.

(d) The Note Trustee will have power to (and to instruct the Collateral Trustee to) institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Note Trustee may deem expedient to preserve or protect its interests and the interests of the holders of Note Obligations in the Collateral (including power to (and to instruct the Collateral Trustee to) institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the holders of Note Obligations, the Note Trustee or the Collateral Trustee).

SECTION 11.05. Release of Note Liens.

(a) The Note Liens will be released in whole (whether or not any Insolvency or Liquidation Proceeding is pending at the time) upon:

(i) payment in full and discharge of all outstanding Notes and all other Note Obligations that are then outstanding, due and payable at the time all of the Notes are paid in full and discharged;

(ii) satisfaction and discharge of this Indenture in accordance with Section 9.01; or

(iii) a Legal Defeasance or Covenant Defeasance in accordance with the provisions of Sections 9.02, 9.03 and 9.04;

provided, that, in each case, the Note Trustee and Collateral Trustee shall have received an Officers’ Certificate of the Company and an Opinion of Counsel, each stating that all conditions to such release of the Note Liens have been satisfied.

(b) The Note Liens will be automatically released in part with respect to any asset constituting Collateral (whether or not any Insolvency or Liquidation Proceeding is pending at the time):

(i) upon delivery by the Issuer or the Priority Lien Collateral Agent to the Note Trustee and the Collateral Trustee of an Officers’ Certificate certifying that the asset has been (or concurrently with the release of the Note Liens thereon will be) sold, transferred or otherwise disposed of by the Issuer or a Guarantor to a Person other than the Issuer, any of the Issuer’s Restricted Subsidiaries or any Guarantor in a transaction permitted by each of the Note Documents, at the time of sale or disposition; provided that neither the Issuer nor the Priority Lien Collateral Agent shall be required to deliver any such Officers’ Certificate if the sale, transfer or other disposition is subject to Section 5.01;

(ii) upon delivery by the Issuer or the Priority Lien Collateral Agent to the Note Trustee and the Collateral Trustee of an Officers’ Certificate certifying that the asset is owned by a Guarantor that has been released from its Note Guarantee (including by virtue of a Subsidiary Guarantor becoming an Unrestricted Subsidiary) pursuant to Section 10.04; provided that any subsequent guarantee or reinstated guarantee made by such Guarantor shall be subject to Section 4.12;

(iii) upon delivery by the Issuer or the Priority Lien Collateral Agent to the Note Trustee and the Collateral Trustee of an Officers’ Certificate certifying that the asset has been (or concurrently with the release of the Note Liens thereon will be) sold, transferred or otherwise disposed of by the Priority Lien Collateral Agent in a foreclosure or other enforcement proceeding or by the Issuer or any Guarantor in lieu of a sale by the holders of the Priority Lien Obligations in a foreclosure or enforcement proceeding; and

(iv) upon (x) delivery by the Issuer or the Priority Lien Collateral Agent to the Note Trustee and the Collateral Trustee of an Officers’ Certificate certifying that the Priority Lien Collateral Agent has released (or concurrently with the release of the Note Liens thereon, will release) the Liens on such asset securing the Priority Lien Obligations or (y) [with respect to Real Property being released from the Lien of a Deed of Trust, delivery by the Issuer, the Priority Lien Collateral Agent or a title company (or agent therefor) to the Note Trustee and the Collateral Agent of a notice in writing that (1) all conditions precedent established by the Priority Lien Collateral Agent for release of the Liens on such Real Property securing the Priority Lien Obligations have been satisfied and (2) the Priority Lien Collateral Agent is committed to deliver the releases as contemplated by its standing instructions to such title company.]1

(c) Notwithstanding the foregoing, the Note Liens on the proceeds of such Collateral paid or payable in connection with any sale or other disposition of an asset described in Section 11.05(b) shall not be released.

SECTION 11.06. Recording and Opinions.

(a) Immediately prior to the issuance of the Notes and annually thereafter, the Issuer will furnish to the Collateral Trustee and the Note Trustee an Opinion of Counsel, dated as of such date, either:

(1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Trustee and the Note Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

[1]	Language under review by Fidelity.

(2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

(b) The Issuer will otherwise comply with the provisions of TIA §314(b).

(c) To the extent applicable, the Issuer will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Note Liens of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Issuer except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert that the Issuer, in an Officers’ Certificate delivered to the Note Trustee, certifies is an independent Person under TIA §314(d). Notwithstanding anything to the contrary in this Section 11.06(c)), the Issuer will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

SECTION 11.07. Certificates of the Issuer.

(a) The Issuer will furnish to the Note Trustee and the Collateral Trustee, prior to each proposed release of Collateral pursuant to the Security Documents:

(i) all documents required by TIA §314(d);

(ii) all documents required by Article 12 of this Indenture;

(iii) an Officers’ Certificate certifying that all terms for release under this Indenture and any applicable Security Documents have been satisfied and specifying (a) the identity of the Collateral to be released and (b) the applicable provisions of this Indenture and the Security Documents which authorize that release; and

(iv) an Opinion of Counsel which may be rendered by internal counsel to the Issuer, to the effect that such accompanying documents constitute all documents required by TIA §314(d) and Article 12 of this Indenture.

(b) The Note Trustee and the Collateral Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents, Officers’ Certificate and such Opinion of Counsel.

SECTION 11.08. Certificates of the Note Trustee. In the event that the Issuer wishes to release Collateral in accordance with this Indenture and the Security Documents and has delivered the certificates and documents required by this Indenture and the Security Documents and Sections 11.05, 11.06 and 11.07 hereof, the Note Trustee will determine whether it has received all documentation required by TIA § 314(d) and Article 12 of this Indenture in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to clause (a)(iii) of Section 11.07, will deliver a written acknowledgement to the Collateral Trustee setting forth such determination.

SECTION 11.09. Amendment of Security Documents.

(a) At any time prior to the Note Trustee’s receipt of notice that the Priority Lien Obligations Payment Date has occurred, the Collateral Trustee will not enter into, and the Note Trustee and the Holders of Notes will not authorize or direct, any amendment of or supplement to any Security Document relating to any Collateral that would make such Security Document inconsistent in any material respect with the comparable provisions of the Priority Lien Security Documents upon such Collateral and no such amendment or supplement will be enforceable; provided, that for purposes of this Section 11.09, (a) no inconsistency reflected in the Security Documents delivered in connection with the issuance of the Notes on the date of this Indenture, as compared with the comparable provisions of the applicable Priority Lien Security Documents then in effect, will be subject to the provisions of this Section 11.09, and (b) subject to clause (a), any provision granting rights or powers to the Collateral Trustee that are not granted to the holders of Priority Liens securing Priority Lien Debt will constitute a material inconsistency, except to the extent resulting solely from the failure by the holders of Priority Lien Obligations or the Priority Lien Collateral Trustee to obtain a lien on any asset or property of the Issuer or any of its Subsidiaries to which they or it would otherwise be entitled under the applicable Priority Lien Documents.

(b) Notwithstanding anything to the contrary in this Agreement or any Security Documents, no amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Noteholders, except that:

(i) any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Note Obligations that were otherwise permitted by the terms of the Note Documents to be secured by the Collateral or preserving or perfecting the Liens thereon or the rights of the Collateral Trustee therein, or adding or maintaining any guarantee, or complying with the Intercreditor Agreement, will become effective when executed and delivered by the Issuer or any Guarantor party thereto and the Collateral Trustee;

(ii) no amendment or supplement that reduces, impairs or adversely affects the right of any Holder of Notes to:

(1) vote its outstanding Notes as to any matter described as subject to an Act of Required Noteholders (or amends the provisions of this clause (b)(ii)(1) or the definition of “Act of Required Noteholders”); or

(2) share in the order of application described in Section 11.02 hereof in the proceeds of enforcement of the Collateral Trustee’s security interests in any and all Collateral that has not been released in accordance with the provisions of Section 11.05, will become effective without the additional consent of such holder; and

(iii) no amendment or supplement that imposes any obligation upon the Collateral Trustee or adversely affects the rights of the Collateral Trustee in its individual capacity as such will become effective without the consent of the Collateral Trustee.

(c) Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in Section 11.05 hereof.

SECTION 11.10. Appointment of Co-Collateral Trustee.

(a) Notwithstanding any other provisions of this Indenture or any other Note Document, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-Collateral Trustee or co-Collateral Trustees, or separate Collateral Trustee or separate Collateral Trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the holders of Note Obligations, such title to the Collateral, or any part thereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Collateral Trustee may reasonably consider necessary or desirable for such purpose. No co-Collateral Trustee or separate Collateral Trustee shall be required to meet the terms of eligibility as a successor Note Trustee under Section 7.10 hereof and no notice to holders of Note Obligations of the appointment of any co-Collateral Trustee or separate Collateral Trustee shall be required under Section 7.08 hereof.

(b) Every co-Collateral Trustee or separate Collateral Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee shall be conferred or imposed upon and exercised or performed by the Collateral Trustee and such co-Collateral Trustee or separate Collateral Trustee jointly (it being understood that such separate co-Collateral Trustee or separate Collateral Trustee is not authorized to act separately without the Collateral Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-Collateral Trustee or separate Collateral Trustee, but solely at the direction of the Collateral Trustee; and

(ii) the Collateral Trustee may at any time accept the resignation of or remove any co-Collateral Trustee or separate Collateral Trustee.

(c) Any notice, request or other writing given to the Collateral Trustee shall be deemed to have been given to each of the then co-Collateral Trustees or separate Collateral Trustees, as effectively as if given to each of them. Every instrument appointing any co-Collateral Trustee or separate Collateral Trustee shall refer to this Indenture and the conditions of this Section 11.10. Each co-Collateral Trustee or separate Collateral Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Collateral Trustee. Every such instrument shall be filed with the Collateral Trustee.

(d) Any co-Collateral Trustee or separate Collateral Trustee may at any time constitute the Collateral Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture, the Security Documents and the Intercreditor Agreement on its behalf and in its name. If any co-Collateral Trustee or separate Collateral Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Trustee, to the extent permitted by law, without the appointment of a new or successor co-Collateral Trustee or separate Collateral Trustee.

SECTION 11.11. Permitted Pledge of Joint Venture Equity Interest. If the Equity Interests of a Joint Venture are pledged and such pledge is permitted under clause (t) of the definition of “Permitted Liens”, the Collateral Trustee, on behalf of the Holders, shall, and is hereby authorized by the Holders to, either release or subordinate its lien on such Equity Interests concurrently with the pledge thereof; provided that concurrently with the repayment of such permitted financing arrangements, the Equity Interests of such Joint Venture shall be pledged, on a second (or, after the Priority Lien Obligations Payment Date (as defined in the Intercreditor Agreement), first) priority basis, to the Collateral Trustee, for the benefit of the Holders, and the proceeds from such Joint Venture, after repayment of the permitted financing, shall be promptly distributed to the equity holders thereof and subject to the lien of the Collateral Trustee.

ARTICLE TWELVE

RELEASES

SECTION 12.01. General Requirements for Real Property Releases.

(a) Prior to the discharge of the Priority Lien Debt, real property will be automatically released from the Lien of a Deed of Trust in accordance with Section 11.05(b)(iv) provided, that, to the extent applicable, the Issuer shall comply with the provisions of Section 12.01(b)(iv), (v) and (vi).

(b) After the discharge of the Priority Lien Debt, the Collateral Trustee shall release the relevant property described below from the Lien of a Deed of Trust (through an escrow arrangement acceptable to the Collateral Trustee, concurrent with the closing of the relevant transaction) upon satisfaction of the following conditions precedent, provided that Issuer requests such release in writing by way of written notice of the request to the Collateral Trustee not less than ten (10) days prior to the date of the applicable transfer, which request shall be accompanied by a common and legal description of the relevant property to be released and provided that the release shall not violate any requirements of any document of record or any applicable law including those regarding subdivisions, tract maps, parcel maps and the division of land into lots or parcels; and the Collateral remaining after giving effect to the release shall be in compliance with all applicable laws, rules, regulations and ordinances, the un-released Collateral remaining after giving effect to the release shall not be impaired with respect to Issuer’s ability to diligently proceed with any improvements on the Real Property, and that Issuer has concurrently submitted to the Collateral Trustee all documents and instruments necessary to release the relevant Issuer Real Property from the Liens of the applicable Note Document, and in the case of any released property as to which construction has not been fully completed, the Person acquiring the property shall have agreed to complete the construction and development thereof (and any related amenities) in accordance with the plans and specifications submitted to the Collateral Trustee:

(i) At the time of such release no Default shall have occurred and be continuing. It shall be an additional condition that no Default shall occur as a result of the transaction that is the subject of the release.

(ii) Such release shall be either in connection with (1) a bona fide arm’s length all-cash sale in the ordinary course of Issuer’s Core Businesses (or in the case of a Dedication, a transfer or donation, in the ordinary course of Issuer’s Core Businesses, of a portion of a Project) to an unrelated Person who is either (x) a member of the general home-buying public purchasing a Unit or (y) a merchant builder purchasing single or multiple finished Lots or homes under construction in California, Nevada or Arizona in a transaction of a type which Issuer has customarily done historically and is consistent with its business plan for such Project, and in the case of either (x) or (y), who is not an Affiliate or Related Party of the Issuer or any Guarantor (a “Standard Retail Sale”), (2) in not more than ten (10) instances in any calendar year, a sale to an employee of any member of the Issuer or Guarantor for use by such employee as their primary residence, with a discount of not more than three percent (3%) of the purchase price that would be charged for the applicable Lot or Unit in a Standard Retail Sale (a release in connection with (i) or (ii) is a “Standard Release”) or (3) Issuer obtaining Permitted Construction Indebtedness (as such term is defined in the Senior Secured Term Loan Documents) secured solely by such Issuer Real Property (in the case of this clause (3), a “PCI Release”, and the Issuer Real Property so transferred in connection therewith is the “PCI Released Property”).

(iii) Prior to such release, (a) the remaining unreleased portion of the Issuer Real Property will, after giving effect to such release, have adequate access ingress and egress and will have access to and rights to any Amenities related to the applicable Project, and (b) the value of the unreleased portion of the Project will, after giving effect to such release, not otherwise be materially impaired, including LTAA 9 (a.k.a. CLTA 111).

(iv) Issuer shall provide the Collateral Trustee with such endorsements to the Title Policy as the Collateral Trustee may reasonably request in connection with each release.

(v) Issuer shall pay all of the Collateral Trustee’s reasonable costs and expenses, including reasonable attorneys’ fees, arising in connection with each release.

(vi) Each release shall be made by the Collateral Trustee by delivery of the release documents to a title company or other escrow agent satisfactory to the Collateral Trustee upon such conditions as shall assure the Collateral Trustee that all conditions precedent to such release have been satisfied and that the applicable transaction will be completed. Such release may be accomplished by the Collateral Trustee by delivery of “standing escrow/title instructions” to a title company or other escrow agent, in a form satisfactory to the Collateral Trustee, which instructions provide that the Collateral Trustee will agree to furnish such release upon notice in writing from such title company or escrow agent to the Collateral Trustee that all conditions precedent established by the Priority Lien Collateral Agent for release of the Liens on such Real Property securing the Priority Lien Obligations have been satisfied and on such other conditions as are consistent with the terms and conditions of this Indenture.

(vii) In no event shall any transfer or conveyance be made of any Amenities (or land slated therefor) except a customary transfer to the homeowners association for the applicable Project.

SECTION 12.02. Standard Releases. In connection with and as conditions to any Standard Releases of any Issuer Real Property:

(a) Issuer shall satisfy each of the conditions set forth in Section 12.01.

(b) If requested by the Collateral Trustee, Issuer shall deliver to the Collateral Trustee a true and correct copy of the applicable Purchase Contracts.

(c) The sale shall be made in the ordinary course of the development and marketing of the applicable Project, and shall be accompanied by such development covenants, conditions and restrictions, deeds of trust, and other documents, consistent with Issuer’s past practices, as shall be necessary to assure that development of the Project occurs in accordance with Issuer’s development plans and existing Entitlements.

(d) The transaction occurs through an escrow account over which the Collateral Trustee has a Control Agreement and Issuer then causes the net proceeds of such transfer to be placed in an account over which the Collateral Trustee has a Control Agreement.

SECTION 12.03. Dedications. In connection with and as conditions to release of any Issuer Real Property as a Dedication:

(a) Issuer shall satisfy each of the conditions set forth in Section 12.01.

(b) At least ten (10) days prior to a release, Issuer shall have delivered to the Collateral Trustee all the terms, conditions and details of such release, including the purpose of such release, evidence of the conformity of such release to the overall development plan for the Project and all Entitlements required in connection therewith.

SECTION 12.04. Permitted Construction Indebtedness. In connection with and as conditions to any PCI Release:

(a) Issuer shall satisfy the conditions set forth in Section 12.01.

(b) Any PCI Released Property must consist only of (i) Real Property ready for immediate commencement or continuance of Horizontal Improvements, (ii) finished Lots or homes under construction (for which, all necessary Entitlements have been obtained and a Final Map has been recorded, so that Horizontal Improvements or Vertical Construction may commence or continue upon funding of the Permitted Issuer Construction Indebtedness), or (ii) model Units in the same Phase or Project, and such Permitted Issuer Construction Indebtedness shall only encumber the relevant finished Lots, homes under construction or model Units.

(c) Issuer must concurrently with such release close and receive Permitted Issuer Construction Indebtedness and the proceeds thereof, in accordance with the terms thereof shall be deposited directly into an account as to which the Collateral Trustee has a Control Agreement in effect.

(d) If at any time all or any part of the PCI Released Property is released from the Lien of the Permitted Issuer Construction Indebtedness (other than in connection with a sale permitted under this Agreement and permitted under the Permitted Issuer Construction Indebtedness), Issuer shall in no event sell, transfer or further encumber the PCI Released Property, except with other Permitted Issuer Construction Indebtedness in compliance with this Section 12.04, the Issuer shall (i) execute, acknowledge and record a Deed of Trust against all such remaining PCI Released Property for the benefit of the Collateral Trustee and the Holders to secure the Note Obligations, (ii) deliver a Title Policy insuring a first priority Lien in favor of the Collateral Trustee in such PCI Released Property and (iii) deliver such other documents, agreements, reports and instruments as may be reasonably required by the Collateral Trustee.

(e) The Issuer shall have entered into binding documentation, for the Permitted Issuer Construction Indebtedness with the Eligible Construction Lender, which Permitted Issuer Construction Indebtedness is secured solely by the PCI Released Property.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

(a) If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

(b) The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02. Notices.

(a) Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer or any Guarantor:

WILLIAM LYON HOMES, INC.

4490 Von Karman Avenue

Newport Beach, CA 92660

Attention: Chief Financial Officer

Fax Number: (949) 252-2575

with, in the case of any notice furnished pursuant to Article Six, a copy to (which shall not constitute notice):

IRELL & MANELLA LLP

1800 Avenue of the Stars

Suite 900

Los Angeles, CA 90067

Attention: Meredith Jackson, Esq.

Fax Number: (310) 203-7199

with a copy to (which shall not constitute notice):

MILBANK, TWEED, HADLEY & McCLOY LLP

601 South Figueroa Street

Suite 3000

Los Angeles, CA 90017

Attention: Neil J Wertlieb and Mark Shinderman

Fax Number: (213) 629-5063

If to the Note Trustee or the Collateral Trustee:

U.S. BANK NATIONAL ASSOCIATION

EP-MN-WS3C

60 Livingston Avenue

St. Paul, MN 55107

Attention: Corporate Trust Department

Fax Number: (651) 495-8097

(b) Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

(c) The Issuer, the Guarantors, the Collateral Trustee or the Note Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

(d) Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

(e) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

(f) In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Note Trustee shall constitute a sufficient mailing of such notice.

SECTION 13.03. Communications by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Note Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or any Guarantor to the Note Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Note Trustee:

(a) an Officers’ Certificate (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate and Opinion. Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 13.06. Rules by Note Trustee and Agents. The Note Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 13.07. Governing Law. This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

SECTION 13.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 13.09. No Recourse Against Others. No recourse for the payment of the principal of or premium, if any, or interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or in any Note Guarantee or in any Security Document or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture, the Notes, the Note Guarantees and the Security Documents are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture. the Notes, the Note Guarantees or the Security Documents or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the Note Guarantees, the Security Documents and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 13.10. Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Note Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 13.11. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 13.12. Table of Contents, Headings, etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.13. Separability. Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE NOTES.

SECTION 13.15. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act (the “Patriot Act”), the Note Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Note Trustee. The parties to this Indenture agree that they shall provide the Note Trustee with such information as it may request in order for the Note Trustee to satisfy the requirements of the Patriot Act.

SECTION 13.16. Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, in the Notes or in any Security Document, so long as the Intercreditor Agreement shall be in effect, any Liens securing Indebtedness under this Indenture, the Notes and the Security Documents, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of, on the one hand, the Intercreditor Agreement and, on the other hand, any Note, this Indenture or any Security Document, the terms of the Intercreditor Agreement shall govern and control. Each Note and each Security Document shall bear a conspicuous legend that the Liens securing the Obligations under this Indenture and the Notes, and rights and remedies related thereto, are subordinated by the terms of the Intercreditor Agreement, in each case in the manner set forth therein. For the avoidance of doubt, the provisions of this Section are intended solely for the purpose of defining the relative rights of the Priority Lien Collateral Agent and the Priority Lien Lenders on the one hand and the Collateral Trustee and the Holders on the other hand. None of the Issuer, any Guarantor or any other creditor thereof shall have any rights under the Intercreditor Agreement and neither the Issuer nor any Guarantor may rely on the terms of this Section or the Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

Very truly yours,

WILLIAM LYON HOMES, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

WILLIAM LYON HOMES, a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

CALIFORNIA EQUITY FUNDING, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PH-LP VENTURES, a California corporation

By:
Name:
Title:

By:
Name:
Title:

DUXFORD FINANCIAL, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

SYCAMORE CC, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

PRESLEY CMR, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

WILLIAM LYON SOUTHWEST, INC., an Arizona corporation

By:
Name:
Title:

By:
Name:
Title:

PH-RIELLY VENTURES, a California corporation

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

HSP INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

PH VENTURES-SAN JOSE, a California corporation

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LYON EAST GARRISON COMPANY I, LLC,
a California limited liability company

By:	William Lyon Homes, Inc.,
a California corporation
Sole Member

By:
Name:
Title:

By:
Name:
Title:

PRESLEY HOMES, a California corporation

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

WLH ENTERPRISES,
a California general partnership

By:	William Lyon Homes, Inc., a California corporation General Partner

By:
Name:
Title:

By:
Name:
Title:

By:	Presley CMR, Inc., a California corporation General Partner

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

U.S. BANK NATIONAL ASSOCIATION, as Note Trustee and Collateral Trustee

By:
Name:
Title:

EXHIBIT A

This instrument and the rights and obligations evidenced hereby are subject to the terms and conditions of that certain Intercreditor and Subordination Agreement, dated as of February [24], 2012, among (i) COLFIN WLH Funding, LLC, a Delaware limited liability company, as administrative agent, (ii) U.S. Bank National Association, as note trustee and collateral trustee, (iii) the Company (as defined below) and (iv) each of the other obligors party thereto (as amended from time to time, the “Intercreditor Agreement”) and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement. In the event of a conflict between the terms of the Intercreditor Agreement and this Note, the terms of the Intercreditor Agreement shall govern and control.

CUSIP [            ]

$[            ]

WILLIAM LYON HOMES, INC.

No.

12% SENIOR SUBORDINATED SECURED NOTE DUE 2017

WILLIAM LYON HOMES, INC., a California corporation (the “Company”), for value received, promises to pay to [                    ] or registered assigns the principal sum of [                    ] Dollars on February [24], 2017.

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

WILLIAM LYON HOMES, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 12% Senior Subordinated Secured Notes due 2017 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Note Trustee

By:

Dated:

[FORM OF REVERSE OF NOTE]

WILLIAM LYON HOMES, INC.

12% SENIOR SUBORDINATED SECURED NOTE DUE 2017

1. Interest. WILLIAM LYON HOMES, INC., a California corporation (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 12% per annum, consisting of a 4% payment in kind interest component (“PIK Interest”) and an 8% cash interest component (“Cash Interest”). Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February [24], 2012 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing June 15, 2012. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 14% per annum, consisting of 6% PIK Interest and 8% Cash Interest. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture dated as of February [24], 2012 (the “Indenture”) among the Company, the Guarantors named therein and U.S. Bank National Association, as Note Trustee and Collateral Trustee.

2. Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, Cash Interest, and interest on overdue principal and on overdue interest, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. PIK Interest on the Notes will be payable by increasing the principal amount of the outstanding Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded to the nearest whole cent) as provided in writing by the Company in an Officers’ Certificate to the Note Trustee. Following an increase in the principal amount of the outstanding Notes as a result of a PIK Interest payment, the Notes will bear interest on such increased principal amount from and after the date of such PIK Interest payment. If a Holder has given wire transfer instructions to the Company at least ten Business days prior to the applicable payment date, the Company will make all payments on the Holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Note Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

4. Indenture and Security Documents. The Company issued the Notes under the Indenture. This is one of an issue of Notes of the Company issued, or to be issued, under the

Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. The Notes are secured on a second (or, after the Priority Lien Obligations Payment Date (as defined in the Intercreditor Agreement), first)-priority basis (subject, as to priority, only to Permitted Prior Liens) by the Lien created by the Security Documents and subject to the terms of the Indenture and the Intercreditor Agreement.

5. Optional Redemption. The Company, at its option, may redeem the Notes, in whole or in part, at 100% of the principal amount outstanding, together with accrued and unpaid interest thereon, if any, to the Redemption Date. In the event of a redemption of fewer than all of the Notes, the Note Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Note Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of less than $1.00 shall be redeemed in part. The Notes will be redeemable in whole upon not less than 30 nor more than 60 days’ prior written notice, mailed by first class mail to a Holder’s last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

8. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Note Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

10. Amendment, Supplement, Waiver, Etc.

(a) Subject to the terms of the Intercreditor Agreement, the Company, the Guarantors and the Note Trustee or the Collateral Trustee, as the case may be (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture, the Note Guarantees, the Security Documents or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, making any change that does not materially and adversely affect the rights of any Holder and making, completing or confirming any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture, any of the Security Documents or the Intercreditor Agreement.

(b) Subject to the terms of the Intercreditor Agreement, other amendments and modifications of the Indenture, the Note Guarantees, the Security Documents or the Notes may be made by the Company, the Guarantors, the Note Trustee and the Collateral Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of (i) Holders of the particular Notes to be affected or (ii) in the case of amendments, waivers or supplements to the Indenture, the Note Guarantees, the Security Documents or the Notes that release all or substantially all of the Collateral from the Liens created by the Security Documents, Holders of not less than 66 2/3% of the aggregate principal amount of the outstanding Notes.

11. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Parent and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of, or redeem, their Equity Interests or certain Indebtedness, make certain Investments, create or incur Liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions and on the ability of the Parent and the Company to merge or consolidate with any other Person or transfer all or substantially all of the Parent’s, the Company’s or any Guarantor’s assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Company must annually report to the Note Trustee on compliance with such limitations.

12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

13. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company) occurs and is continuing, the Note Trustee, by written notice to the Issuer, or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Note Trustee, may, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(g) or (h) occurs with respect to the Company, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Note Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Note Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Note Trustee in its exercise of any trust or power. The Note Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

14. Note Trustee Dealings with Company. The Note Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Note Trustee.

15. Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Note Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

16. Guarantees. The Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Note Trustee and the Holders.

17. Authentication. This Note shall not be valid until the Note Trustee signs the certificate of authentication on the other side of this Note.

18. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. The Note Trustee, the Company, the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20. Conflicts with the Indenture. This Note is subject to all terms and conditions of the Indenture. To the extent that any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern.

21. Intercreditor Agreement. Anything herein or in the Indenture to the contrary notwithstanding, so long as the Intercreditor Agreement shall be in effect, the liens and security interests securing the obligations evidenced by this Note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Note, the terms of the Intercreditor Agreement shall govern and control. For the avoidance of doubt, the provisions of this paragraph are intended solely for the purpose of defining the relative rights of the Priority Lien Collateral Agent and the Priority Lien Lenders on the one hand and the Collateral Trustee and the Holders on the other hand. None of the Issuer, any Guarantor or any other creditor thereof shall have any rights under the Intercreditor Agreement and neither the Issuer nor any Guarantor may rely on the terms of this paragraph or the Intercreditor Agreement.

22. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE NOTES.

23. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

WILLIAM LYON HOMES, INC.

4490 Von Karman Avenue

Newport Beach, CA 92660

Attention: Chief Financial Officer

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: Your signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

This Note is a Global Note within the meaning of the indenture hereinafter referred to and is registered in the name of a depository or a nominee of a depository. This Note is not exchangeable for Notes registered in the name of a person other than the depository or its nominee except in the limited circumstances described in the indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository) may be registered except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of the Depository Trust Company (a New York corporation) (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of CEDE & CO. or in such other name as it requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

B-1

EXHIBIT C

This instrument and the rights and obligations evidenced hereby are subject to the terms and conditions of that certain Intercreditor and Subordination Agreement, dated as of February [24], 2012, among (i) COLFIN WLH Funding, LLC, a Delaware limited liability company, as administrative agent, (ii) U.S. Bank National Association, as note trustee and collateral trustee, (iii) William Lyon Homes, Inc., as issuer and (iv) each of the other obligors party thereto (as amended from time to time, the “Intercreditor Agreement”) and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement. In the event of a conflict between the terms of the Intercreditor Agreement and this instrument, the terms of the Intercreditor Agreement shall govern and control.

NOTATION OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of February [24], 2012 by and among William Lyon Homes, Inc., as issuer, the Guarantors, as guarantors, and U.S. Bank National Association, as Note Trustee and Collateral Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and interest on the Notes, to the extent lawful, and the due and punctual payment of all Obligations and due and punctual performance of all other obligations of the Issuer to the Holders, the Note Trustee or the Collateral Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders, to the Note Trustee and to the Collateral Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions. To the extent that any provision of this Guarantee conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern.

[Signatures on Following Pages]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

WILLIAM LYON HOMES, a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

CALIFORNIA EQUITY FUNDING, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

PH-LP VENTURES, a California corporation

By:
Name:
Title:

By:
Name:
Title:

DUXFORD FINANCIAL, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

SYCAMORE CC, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

PRESLEY CMR, INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

WILLIAM LYON SOUTHWEST, INC., an Arizona corporation

By:
Name:
Title:

By:
Name:
Title:

PH-RIELLY VENTURES, a California corporation

By:
Name:
Title:

By:
Name:
Title:

HSP INC., a California corporation

By:
Name:
Title:

By:
Name:
Title:

PH VENTURES-SAN JOSE, a California corporation

By:
Name:
Title:

By:
Name:
Title:

PRESLEY HOMES, a California corporation

By:
Name:
Title:

By:
Name:
Title:

LYON EAST GARRISON COMPANY I, LLC, a California limited liability company

By:	William Lyon Homes, Inc.,
a California corporation,
Sole Member

By:
Name:
Title:

By:
Name:
Title:

WLH ENTERPRISES,
a California general partnership

By:	William Lyon Homes, Inc.,
a California corporation
General Partner

By:
Name:
Title:

By:
Name:
Title:

By:	Presley CMR, Inc.,
a California corporation
General Partner

By:
Name:
Title:

By:
Name:
Title: